As filed with the Securities and Exchange Commission on August 20, 2013
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERISIGN, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
94-3221585
(I.R.S. Employer Identification No.)
12061 Bluemont Way
Reston, Virginia 20190
(703) 948-3200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

RICHARD H. GOSHORN, Esq.
Senior Vice President, General Counsel and Secretary
VeriSign, Inc.
12061 Bluemont Way
Reston, Virginia 20190
(703) 948-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

PAMELA MARCOGLIESE, Esq.
DAVID LOPEZ, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000
(Copies of all communications, including communications sent to agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller Reporting Company ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
4.625% Senior Notes due 2023	$750,000,000	100%	$750,000,000	$102,300.00
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Calculated pursuant to Rule 457 under the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities or consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 20, 2013
PROSPECTUS

Verisign, Inc.
Offer to exchange
$750,000,000 aggregate principal amount of 4.625% Senior Notes due May 1, 2023
(CUSIP Nos. 92343E AE2 and U9221B AA4)
for
$750,000,000 aggregate principal amount of 4.625% Senior Notes due May 1, 2023
(CUSIP No. 92343E AF9)
that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

The exchange offer will expire at 11:59 p.m.,

New York City time, on	, 2013, unless extended.

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which constitutes the “exchange offer”), to exchange up to $750,000,000 aggregate principal amount of our outstanding 4.625% Senior Notes due May 1, 2023 (CUSIP Nos. 92343E AE2 and U9221B AA4) (the “original notes”) for a like principal amount of our 4.625% Senior Notes due May 1, 2023 that have been registered under the Securities Act (CUSIP No. 92343E AF9) (the “exchange notes”). When we use the term “notes” in this prospectus, the term includes the original notes and the exchange notes unless otherwise indicated or the context otherwise requires. The terms of the exchange offer are summarized below and are more fully described in this prospectus.
The terms of the exchange notes are identical to the terms of the original notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.
We will accept for exchange any and all original notes validly tendered and not validly withdrawn prior to 11:59 p.m., New York City time, on_________, 2013, unless extended (the “expiration date”).
You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.
We will not receive any proceeds from the exchange offer. The original notes surrendered in exchange for the exchange notes will be retired and cancelled and will not be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding indebtedness.
The exchange of original notes for the exchange notes should not be a taxable event for U.S. federal income tax purposes.
No public market currently exists for the original notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market for the exchange notes is anticipated.
Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
___________________

See “Risk Factors” beginning on page 12 to read about important factors you should consider before tendering your original notes.
We are not making an offer to exchange notes in any jurisdiction where the offer is not permitted.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
___________________

The date of this prospectus is	, 2013

Except in “Description of Notes” and where the context otherwise requires, in this prospectus, the terms “Verisign,” “Company,” “us,” “we” and “our” refer to VeriSign, Inc. and its consolidated subsidiaries.
We are responsible for the information contained or incorporated by reference into this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of the document containing the information.
This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC. See “Incorporation of Certain Documents by Reference.” Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:
VeriSign, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attention: Investor Relations
(703) 948-3200
In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration date of the exchange offer.

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FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference certain statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our anticipated costs and expenses and revenue mix. Forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements.
These statements involve risks and uncertainties that could cause Verisign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of whether the DOC will approve any exercise by the Company of its right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether the Company will be able to demonstrate to the DOC that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the .com Registry Agreement, increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing and advertising practices, including those of third-party registrars; changes in search engine algorithms and advertising payment practices; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the uncertainty of whether Verisign will successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether Verisign will be able to continue to expand its infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction, the impact of the ICANN’s Registry Agreement for new gTLDs, and whether our gTLD applications or the applicants' gTLD applications for which we have contracted to provide back-end registry services will be successful. More information about potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this prospectus.

MARKET AND INDUSTRY DATA
This prospectus includes and incorporates by reference market share, industry data and forecasts that we obtained from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us, management’s estimates and assumptions we have made regarding the size of our markets within our industry. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” elsewhere in this prospectus and incorporated by reference herein. We cannot guarantee the accuracy or completeness of such information contained or incorporated by reference in this prospectus.

TRADEMARKS
VERISIGN, the VERISIGN logo, and certain other product or service names are registered or unregistered trademarks in the U.S. and other countries. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. Other trademarks, service marks and trade names used in this prospectus may be trademarks of their respective owners.

ZONE INFORMATION
Pursuant to our agreements with ICANN, Verisign makes available on its website (at www.VerisignInc.com/zone) files containing all active domain names registered in the .com and .net registries. At the same website address, Verisign makes available a summary of the number of active domain names registered in the .com and .net registries and the number of .com and .net domain names that are registered but are not configured for use. These files and the related summary data are updated at least once per day. The update times may vary each day. The summary data provided on the website includes domain names that, at the time of publication, were recently purchased and subject to a five day grace period during which the domain names may be deleted and a credit may be issued to a registrar (the “add grace period”). The number of active domain names subject to the add grace period is typically immaterial. The number of active domain names provided in this prospectus are the numbers as of midnight of June 30, 2013 and include domain names registered but not configured for use, and do not include domain names subject to the add grace period and therefore cannot be compared to the summary posted on our website. The information available on, or accessible through, this website is not incorporated herein by reference.

CERTAIN TERMS USED IN THIS PROSPECTUS
Unless otherwise noted or indicated by the context, the following terms used in this prospectus have the following meanings:
“.com Registry Agreement” means the .com Registry Agreement entered into on November 29, 2012 between ICANN and Verisign.
“.net Registry Agreement” means the .net Registry Agreement entered into on June 27, 2011 between ICANN and Verisign.
“Amendment 32” means the Amendment Number Thirty-Two (32) to the Cooperative Agreement between Verisign and the DOC, effective November 29, 2012.
“ATOP” means DTC’s Automated Tender Offer Program.
“ccTLDs” means country code top level domains.
“Cooperative Agreement” means the Cooperative Agreement between Verisign and the DOC, effective December 12, 2012.
“DDoS” means Distributed Denial of Service.
“DNSSEC” means DNS Security Extensions.
“DOC” means the U.S. Department of Commerce.
“GSA” means the U.S. General Services Administration.
“gTLDs” means generic top level domains.
“ICANN” means the Internet Corporation for Assigned Names and Numbers.
“iDefense” means Verisign iDefense Security Intelligence Services.
“IDN” means internationalized domain name.
“IP” means Internet Protocol.
“Managed DNS” means Managed Domain Name System.
“NIA” means Network Intelligence and Availability.
“RAA” means ICANN’s new Registry Accreditation Agreement.
“Registry Services” means our domain name registry services business.
“Shared Registration System” means the shared registration system that allows all registrars to enter new second-level domain names into the master directory and to submit modifications, transfers, re-registrations and deletions for existing second-level domain names.
“TLDs” means top level domains.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus and information filed with the SEC subsequent to this prospectus and prior to the termination of the exchange offer referred to in this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 28, 2013;

•
Portions of the Definitive Proxy Statement on Schedule 14A filed on April 9, 2013 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 28, 2013;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed on April 25, 2013, and for the quarter ended June 30, 2013, filed on July 25, 2013; and

•	Current Reports on Form 8-K filed on March 5, 2013, March 21, 2013, March 28, 2013, April 8, 2013, April 11, 2013, April 17, 2013, April 25, 2013, May 24, 2013 and July 25, 2013.
We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between, and including, the date of this prospectus and the date the offering is terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K (including related exhibits), which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).
You may request a copy of these documents by writing or telephoning us at:
VeriSign, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Telephone: (703) 948-3200
Attn: Investor Relations
In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offer.

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SUMMARY
This summary may not contain all the information that may be important to you. You should read this entire prospectus and those documents contained elsewhere and incorporated by reference into the prospectus, including the risk factors and the financial statements and related notes, before making an investment decision.
The Company
We are a global provider of domain name registry services which power the navigation of the Internet by operating a global infrastructure for a portfolio of top-level domains (“TLDs”) that includes .com, .net, .tv, .edu, .gov, .jobs, .name and .cc as well a two of the world's 13 Internet root servers (“Registry Services”). Our product suite also includes Network Intelligence and Availability (“NIA”) Services consisting of Distributed Denial of Service (“DDoS”) Protection Services, Verisign iDefense Security Intelligence Services (“iDefense”) and Managed Domain Name System (“Managed DNS”) Services. We have one reportable segment consisting of Registry Services and NIA Services.
Verisign was incorporated in Delaware on April 12, 1995. We have operations inside as well as outside the United States. Our principal executive offices are located at 12061 Bluemont Way, Reston, Virginia 20190. Our telephone number at that address is (703) 948-3200. Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol VRSN. Our primary website is www.VerisignInc.com. The information available on, or accessible through, this website is not incorporated in this prospectus by reference.
Registry Services
Registry Services operates the authoritative directory of all .com, .net, .cc, .tv, and .name domain names and the back-end systems for all .gov, .jobs and .edu domain names. Registry Services allows individuals and entities to establish their online identities used for email, websites and other purposes, while providing the secure, always-on access they need to communicate and transact reliably with large-scale online audiences.
We are the exclusive registry of domain names within the .com, .net and .name generic top level domains (“gTLDs”) under agreements with the Internet Corporation for Assigned Names and Numbers (“ICANN”) and also, with respect to the .com Registry Agreement, the U.S. Department of Commerce (“DOC”). As a registry, we maintain the master directory of all second-level domain names in these TLDs (e.g., johndoe.com and janedoe.net). Our global constellation of domain name servers provides Internet Protocol (“IP”) address information in response to queries, enabling the use of email systems, browsers and other systems on the Internet. In addition, we own and maintain the shared registration system that enables registrars to enter new second-level domain names into the master directory and to submit modifications, transfers, re-registrations and deletions for existing second-level domain names (“Shared Registration System”).
Separate from our agreements with ICANN, we have agreements to be the exclusive registry for the .tv and .cc country code top level domains (“ccTLDs”) and to operate the back-end registry systems for the .gov, .jobs and .edu gTLDs. These TLDs are also supported by our global constellation of domain name servers, as applicable, and the Shared Registration System.
With our existing gTLDs and ccTLDs, we also provide internationalized domain name (“IDN”) services that enable Internet users to access websites in characters and scripts representing their local language. Currently, IDNs may be registered, representing as many as 350 different native languages and scripts.
Domain names can be registered for between one and 10 years, and the fees charged for .com and .net may only be increased according to adjustments prescribed in our agreements with ICANN over the applicable term. With respect to .com, price increases require prior approval by the DOC according to the terms of Amendment 32 of the Cooperative Agreement between the DOC and Verisign. Revenues for registrations of .name are not subject to the pricing restrictions applicable to either .com and .net; however, .name fees charged are subject to our agreement with ICANN over the applicable term. Revenues for .cc and .tv domain names are based on a similar fee system and registration system, though the fees charged are not subject to the same pricing restrictions as those imposed by ICANN. The fees received from operating the .gov registry are based on the terms of Verisign’s agreement with the U.S. General Services Administration (“GSA”). The fees received from operating the .jobs registry infrastructure are based on the terms of Verisign’s agreement with the registry operator of .jobs. No fees are received from operating the .edu registry infrastructure.

NIA Services
NIA Services provides infrastructure assurance to organizations and is comprised of iDefense, Managed DNS and DDoS Protection Services.
iDefense provides 24 hours a day, every day of the year, access to cyber intelligence related to vulnerabilities, malicious code, and global threats. Our teams enable companies to improve vulnerability management, incident response, fraud mitigation, and proactive mitigation of the particular threats targeting their industry or global operations. Customers include financial institutions, large corporations, and governmental and quasi-governmental organizations. Customers pay a subscription fee for iDefense.
Managed DNS is a hosting service that delivers DNS resolution, improving the availability of web-based systems. It provides DNS availability through a globally distributed, securely managed, cloud-based DNS infrastructure, enabling enterprises to save on capital expenses associated with DNS infrastructure deployment and to reduce operational costs and complexity associated with DNS management. Managed DNS service provides full support for DNS Security Extensions (“DNSSEC”) compliance features and Geo Location traffic routing capabilities. DNSSEC is designed to protect the DNS infrastructure from man-in-the-middle attacks that corrupt, or poison, DNS data. Geo Location allows website owners to customize responses for end-users based on their physical location or IP address, giving them the ability to deliver location-specific content. Customers include financial institutions, e-Commerce, and Software-as-a-service providers. Customers pay a subscription fee that varies based on the amount of DNS traffic they receive.
DDoS Protection Services supports online business continuity by providing monitoring and mitigation services against DDoS attacks. We help companies stay online without needing to make significant investments in infrastructure or establish internal DDoS expertise. As a cloud-based service, it can be deployed quickly and easily, with no customer premise equipment required. This saves time and money through operational efficiencies, support cost, and economies of scale to provide detection and protection against the largest DDoS attacks. Customers include financial institutions and e-commerce providers. Customers pay a fee that varies based on the customer’s requirements.

Corporate Structure The following chart summarizes our corporate structure as of August 1, 2013:

VERISIGN, INC.
Deleware (1)
Subsidiaries of VeriSign, Inc. and their subsidiaries (100% owned) (2)
VERISIGN INTERNATIONAL HOLDINGS, INC. Delaware (100% owned) (2)
Subsidiaries of VeriSign International Holdings, Inc. (100% owned) (2)
VERISIGN SWITZERLAND S.A Switzerland (100% owned) (2)
VERISIGN HOLDINGS LTD Cayman (100% owned) (2)
VERISIGN SARL Switzerland (100% owned) (2)
Subsidiaries of VeriSign Sárl (100% owned) (2)

___________________ (1) VeriSign, Inc. is the issuer of the notes and the borrower under the Unsecured Credit Facility (as defined below). (2) Indicates non-guarantor subsidiaries.

Summary of the Exchange Offer
Background
On April 16, 2013, we issued $750.0 million aggregate principal amount of 4.625% Senior Notes due May 1, 2023. As part of this issuance, we entered into a registration rights agreement, dated as of April 16, 2013, with respect to the original notes with the initial purchasers, in which we agreed, among other things, to deliver this prospectus to you and to use commercially reasonable efforts to complete an exchange offer for the original notes. On July 31, 2013, we merged VeriSign Information Services, Inc., which was previously the sole guarantor of the original notes, into VeriSign, Inc.

Securities Offered
$750.0 million aggregate principal amount of 4.625% Senior Notes due May 1, 2023 that have been registered under the Securities Act. The form and terms of these exchange notes are identical to the original notes except for the issue date and that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

Exchange Offer
We are offering to exchange up to $750.0 million aggregate principal amount of the outstanding original notes for like principal amount of the exchange notes. You may tender original notes only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. We will issue the exchange notes promptly after the expiration of the exchange offer. In order to be exchanged, an original note must be validly tendered, not validly withdrawn and accepted. Subject to the satisfaction or waiver of the conditions of the exchange offer, all original notes that are validly tendered and not validly withdrawn will be exchanged. As of the date of this prospectus, $750.0 million aggregate principal amount of original notes is outstanding. The original notes were issued under the indenture, dated as of April 16, 2013, between Verisign, each of the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”) (the “Indenture”). If all outstanding original notes are tendered for exchange, there will be $750.0 million aggregate principal amount of 4.625% Senior Notes due May 1, 2023 (that have been registered under the Securities Act) outstanding after this exchange offer.

Expiration Date; Tenders
The exchange offer will expire at 11:59 p.m., New York City time, on _______ , 2013, which is the twentieth business day of the offering period, unless we extend the period of time during which the exchange offer is open. In the event of any material change in the offer, we will extend the period of time during which the exchange offer is open if necessary so that at least five business days remain in the exchange offer period following notice of the material change. By agreeing to be bound by the letter of transmittal, you will represent, among other things, that:

• you are not an affiliate of ours within the meaning of Rule 405 of the Securities Act (“affiliate”);
• you are acquiring the exchange notes in the ordinary course of your business;

•    you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the exchange notes; and

•    if you are a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes. For further information regarding resales of the exchange notes by broker-dealers, see “Plan of Distribution.”

Settlement Date	The settlement date of the exchange offer will be as soon as practicable after the expiration date.
Accrued Interest on the Exchange Notes and Original Notes
We will not pay any accrued and unpaid interest on the original notes that we acquire in the exchange offer. Instead, interest on the exchange notes will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the original notes surrendered in exchange for the exchange notes or (ii) if the original notes are surrendered for exchange on a date in the period between the record date and the corresponding interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date, or (b) if no interest has been paid, from and including April 16, 2013, the original issue date of the original notes.

Conditions to the Exchange Offer
The exchange offer is subject to customary conditions. If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes and extend the exchange offer period if necessary so that at least five business days remain in the exchange offer period following notice of any such material change. See “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Procedures for Tendering Original Notes
To participate in the exchange offer, you must follow the DTC’s automatic tender offer program (“ATOP”) procedures for tendering the original notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date, a computer-generated message known as an “agent’s message” (as defined in “The Exchange Offer—Procedures for Tendering”) that is transmitted through ATOP and that DTC confirm that:
•    DTC has received instructions to exchange your original notes; and
•    You agree to be bound by the terms of the letter of transmittal.

See “The Exchange Offer—Procedures for Tendering.”
Special Procedures for Beneficial Holders
If you are a beneficial holder of original notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that nominee to tender on your behalf. See “The Exchange Offer—Procedures for Tendering.”

Withdrawal rights	Tenders may be withdrawn at any time before 11:59 p.m., New York City time, on the expiration date. See “The Exchange Offer—Withdrawal Rights.”

Acceptance of Original Notes and Delivery of Exchange Notes
Subject to the conditions stated in the section “The Exchange Offer—Conditions to the Exchange Offer” of this prospectus, we will accept for exchange any and all original notes that are properly tendered in the exchange offer and not validly withdrawn before 11:59 p.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date. See “The Exchange Offer—Acceptance of Original Notes for Exchange; Delivery of Exchange Notes.”

Material U.S. Federal Tax Consequences
Your exchange of original notes for exchange notes pursuant to the exchange offer should not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences.”

Exchange Agent
U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

Use of Proceeds; Expenses
We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We have agreed to pay all expenses incident to the exchange offer other than brokerage commissions and transfer taxes, if any.

Resales
Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe exchange notes issued under this exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of original notes that is an affiliate of ours or that intends to participate in the exchange offer for the purpose of distributing any of the exchange notes, or any broker-dealer that purchased any of the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above mentioned no-action letters, (ii) will not be entitled to tender its original notes in the exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities must deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes.

Consequences of Failure to Exchange Original Notes
If you do not exchange your original notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your original notes. In general, you may offer or sell your original notes only:

• if they are registered under the Securities Act and applicable state securities laws;
• if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or
• if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Although your original notes will continue to accrue interest, they will generally retain no rights under the registration rights agreement. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act. Under some circumstances, holders of the original notes, including holders that are not permitted to participate in the exchange offer or that may not freely sell exchange notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of original notes by these holders. For more information regarding the consequences of not tendering your original notes and our obligations to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange the Original Notes” and “The Exchange Offer—Registration Rights Agreement.”

Risk Factors	For a discussion of significant factors you should consider carefully before deciding to participate in the exchange offer, see “Risk Factors” beginning on page 12 of this prospectus.

Summary of the Terms of the Exchange Notes
The following is a summary of the terms of the exchange notes. The form and terms of the exchange notes are identical to those of the original notes except for the issue date and that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. The exchange notes will evidence the same debt as the corresponding series of original notes and will be governed by the same indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the exchange notes, see “Description of Notes.”

Issuer	VeriSign, Inc.
Securities Offered	$750.0 million aggregate principal amount of 4.625% Senior Notes due 2023.
Maturity Date	May 1, 2023.
Interest Rate	4.625% per year.
Interest Payment Dates
May 1 and November 1, commencing November 1, 2013. We will not pay any accrued and unpaid interest on the original notes that we acquire in the exchange offer. Instead, interest on the exchange notes will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the original notes surrendered in exchange for the exchange notes or (ii) if the original notes are surrendered for exchange on a date in the period between the record date and the corresponding interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date, or (b) if no interest has been paid, from and including April 16, 2013, the original issue date of the original notes.

Optional Redemption
The notes will be redeemable at our option, in whole or in part, at any time on or after May 1, 2018, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.
At any time prior to May 1, 2018, we may also redeem some or all of the notes at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.
At any time prior to May 1, 2016, we may redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of certain equity offerings at a redemption price of 104.625% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of redemption.
See “Description of Notes—Optional Redemption.”

Change of Control Offer
Upon the occurrence of specific kinds of changes of control and if the notes are rated below investment grade by both rating agencies that rate the notes, you will have the right, as holders of the notes, to cause us to repurchase some or all of your notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes—Change of Control Triggering Event.”

Note Guarantees
On July 31, 2013, we merged VeriSign Information Services, Inc., which was previously the sole guarantor of the original notes, into VeriSign, Inc. One or more of our Restricted Subsidiaries (as defined herein) may, in the future, be required to guarantee the notes as provided under “Description of Notes—Future Subsidiary Guarantors” (the “subsidiary guarantors”). Under certain circumstances, subsidiary guarantors may be released from their note guarantees without the consent of the holders of notes. See “Description of Notes—Subsidiary Guarantees.”

Ranking
The notes and the note guarantees will be our and the subsidiary guarantors’ (if any) senior unsecured obligations and will:
•    rank senior in right of payment to all of our and the subsidiary guarantors’ (if any) existing and future subordinated indebtedness, including our subordinated convertible debentures (“Subordinated Convertible Debentures”);
•    rank equally in right of payment with all of our and the subsidiary guarantors’ (if any) existing and future senior indebtedness, including our obligations under our unsecured credit facility (“Unsecured Credit Facility”) and the subsidiary guarantors’ (if any) respective borrowings or guarantees thereunder;
•    be effectively subordinated to any of our and the subsidiary guarantors’ (if any) future secured debt to the extent of the value of the assets securing such debt; and
•    be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the notes.
As of June 30, 2013, we had no outstanding indebtedness for money borrowed that was secured, no outstanding borrowings under our Unsecured Credit Facility and $1,356.3 million of total outstanding indebtedness, including the $606.3 million carrying value of the liability component of the $1.25 billion aggregate principal amount of our Subordinated Convertible Debentures and the related embedded contingent interest derivative.
As of June 30, 2013, our non-guarantor subsidiaries collectively had (1) liabilities (excluding intercompany liabilities) of $316.5 million (11.3% of our consolidated total liabilities), of which $270.7 million were deferred revenues, (2) assets (excluding intercompany assets) of $1,409.2 million (55.8% of our consolidated total assets), of which $1,370.8 million were cash, cash equivalents and marketable securities primarily held by foreign subsidiaries and (3) assets (excluding cash, cash equivalents and marketable securities, and intercompany assets) of $38.4 million (7.3% of our consolidated total assets, excluding cash, cash equivalents and marketable securities). On July 31, 2013, we merged VeriSign Information Services, Inc., which was previously the sole guarantor of the original notes, into VeriSign, Inc.
For the twelve months ended June 30, 2013, our non-guarantor subsidiaries collectively had Covenant Adjusted EBITDA of $215.2 million (34.4% of our consolidated Covenant Adjusted EBITDA), which includes intercompany transactions with the Company. Such intercompany transactions represent the majority of our non-guarantor subsidiaries’ aggregate expenses. The calculation of Covenant Adjusted EBITDA is based on the definition of “Adjusted EBITDA” in our Indenture as provided under “Description of Notes—Certain Definitions.”

Certain Covenants
We will issue the exchange notes under the Indenture with U.S. Bank National Association as trustee. The Indenture relating to the notes, among other things, limits our ability and the ability of our Restricted Subsidiaries to:
•    make restricted payments;
•    enter into sale/leaseback transactions;
•    incur liens; and
•    consolidate, merge or sell all or substantially all of our assets.
These covenants will be subject to a number of important exceptions and qualifications. For more information, see “Description of Notes—Certain Covenants.”
The limitation on restricted payments covenant will only apply when the ratio of the Company’s total debt to Covenant Adjusted EBITDA for the most recent four consecutive fiscal quarters for which financial statements are available exceeds 4.0 to 1.0. See “Description of Notes—Limitation on Restricted Payments.”
As of June 30, 2013, the ratio of the Company’s total debt to Covenant Adjusted EBITDA was 3.2 to 1.0. Total debt used in calculating this ratio includes the full $1.25 billion principal amount outstanding of the Subordinated Convertible Debentures. The calculation of Covenant Adjusted EBITDA is based on the definition of “Adjusted EBITDA” in our Indenture as provided under “Description of Notes—Certain Definitions.”

Use of Proceeds
We will not receive any proceeds from the exchange offer. In consideration for issuing exchange notes, we will receive in exchange the original notes of like principal amount. The original notes surrendered in exchange for exchange notes will be retired and cancelled.

Book-Entry Settlement and Clearance
The exchange notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of the DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the exchange notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances. See “Book-Entry Settlement and Clearance.”

Form and Denomination	The exchange notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Absence of Public Market for the Exchange Notes
The exchange notes are a new issue of securities and there is currently no established trading market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system. Accordingly, a liquid market for the exchange notes may not develop.

Further Issuances
We may from time to time create and issue additional notes having the same terms as the exchange notes being issued in this offering (except that such additional notes may be subject to transfer restrictions), so that such additional notes shall be consolidated and form a single series with the exchange notes. See “Description of Notes.”

Trustee for the Exchange Notes	U.S. Bank National Association.
Risk Factors
In evaluating an investment in the exchange notes, prospective investors should carefully consider, along with the other information contained in this prospectus and the documents incorporated by reference herein, the specific factors set forth herein under “Risk Factors” for risks involved with an investment in the exchange notes.

RISK FACTORS
Before deciding whether to participate in the exchange offer, you should carefully consider the following risk factors, in addition to the other information contained and incorporated by reference in this prospectus, including the risk factors set forth in our filings with the SEC that are incorporated by reference in this prospectus, as well as the consolidated financial statements and related notes and other information incorporated by reference into this prospectus. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties that we do not presently know about, or that we currently believe are immaterial, may also adversely impact our business. Events relating to any of the following risks as well as other risks and uncertainties could seriously harm our business, financial condition and results of operations. In such a case, the trading value of the notes could decline, or we may be unable to meet our obligations under the notes, which in turn could cause you to lose all or part of your investment.
Risks Related to the Exchange Notes
Our financial condition and results of operations could be adversely affected if we do not effectively manage our liabilities.
As a result of the sale of the Subordinated Convertible Debentures and our notes, we have a substantial amount of long-term debt outstanding. In addition to the Subordinated Convertible Debentures and the notes, we have an Unsecured Credit Facility with a borrowing capacity of $200.0 million and the ability to request from time to time that the lenders thereunder agree on a discretionary basis to increase the aggregate commitments amount by up to $150.0 million. As of June 30, 2013, we had no borrowings under the Unsecured Credit Facility. We repaid the principal amount outstanding under the Unsecured Credit Facility with the proceeds from the offering of original notes.
It is possible that we may need to incur additional indebtedness in the future in the ordinary course of business. The terms of our Unsecured Credit Facility and the Indenture governing the notes allow us to incur additional debt subject to certain limitations and will not prevent us from incurring obligations that do not constitute indebtedness under those agreements. If new debt is added to current debt levels, the risks and limitations related to our level of indebtedness could intensify. Specifically, a high level of indebtedness could have adverse effects on our flexibility to take advantage of corporate opportunities, including the following:

•	making it more difficult for us to satisfy our debt obligations;

•
limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements, or requiring us to make non-strategic divestitures, particularly when the availability of financing in the capital markets is limited;

•
requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	having to repatriate cash held by foreign subsidiaries which would require us to accrue and pay additional U.S. taxes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•	limiting our flexibility in planning for and reacting to changes in our businesses and the markets in which we compete;

•	placing us at a possible competitive disadvantage compared to other, less leveraged competitors and competitors that may have better access to capital resources; and

•	increasing our cost of borrowing.
In addition, the Indenture that governs the notes and the credit agreement that governs our Unsecured Credit Facility contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our debt.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. Moreover, in the event funds from foreign operations are needed to repay our debt obligations and U.S. tax has not already been provided, we would be required to accrue and pay additional U.S. taxes in order to repatriate these funds. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes. If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations.
Our Unsecured Credit Facility restricts our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.
In addition, we conduct a significant portion of our operations through our subsidiaries, which are not guarantors of the notes or our other indebtedness. Repayment of our indebtedness is substantially dependent on the generation of cash flow by us. Our non-guarantor subsidiaries do not have any obligation to pay amounts due on our indebtedness or to make funds available for that purpose. Future guarantor subsidiaries, if any, may not be able to, or may not be permitted to, on commercially reasonable terms, or at all, make distributions to enable us to make payments in respect of our indebtedness. Such subsidiaries are distinct legal entities, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries on commercially reasonable terms, or at all. While our Unsecured Credit Facility limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. If we cannot service our debt obligations with our cash flows and domestic cash on hand, we may be required to repatriate cash from our foreign subsidiaries, which would be subject to U.S. federal income tax, or may otherwise be unable to make required principal and interest payments on our indebtedness.
Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our debt obligations. If we cannot make scheduled payments on our debt, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under our Unsecured Credit Facility could terminate their commitments to loan money, certain holders of our Subordinated Convertible Debentures could declare all outstanding principal and interest to be due and payable and we could be forced into bankruptcy or liquidation. All of these events could result in you losing your investment in the notes.
We and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks to our financial condition described above.
We and our subsidiaries may be able to incur significant additional indebtedness in the future. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. Certain of this additional indebtedness may be secured debt and/or be effectively senior to the notes, as discussed below. The restrictions in the credit agreement governing our Unsecured Credit Facility and the Indenture that governs the notes also will not prevent us from incurring obligations that do not constitute indebtedness. As of June 30, 2013 our Unsecured Credit Facility provided for unused commitments of $200.0 million. In addition, our Unsecured Credit Facility allows us to request from time to time that the lenders thereunder agree on a discretionary basis to increase the aggregate commitments amount by up to $150.0 million. If new debt is added to our current debt levels, the related risks that we now face could intensify.
The notes will be effectively subordinated to any of our or our subsidiary guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness.
The notes will not be secured by any of our or our subsidiaries’ assets. Although we do not currently have any secured indebtedness outstanding, the Indenture that governs the notes will allow us to secure at least $250.0 million of indebtedness incurred under credit facilities, which could include our Unsecured Credit Facility, and certain other indebtedness from time to time. As a result, the notes and the note guarantees will be effectively subordinated to any secured indebtedness that may, in the future, be incurred by us or our subsidiary guarantors, if any. The effect of this subordination is that in the event of a bankruptcy, insolvency, liquidation, dissolution, restructuring or reorganization or any enforcement of security over collateral held by the holders of secured indebtedness involving us or a subsidiary guarantor, the proceeds from the sale of assets securing our or such subsidiary guarantor’s secured indebtedness will be available to pay obligations on the notes only after all secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our or a subsidiary guarantor’s bankruptcy, insolvency, liquidation, dissolution, restructuring or reorganization.
The notes will be structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become subsidiary guarantors of the notes.
The notes will be guaranteed by each of our existing and future subsidiaries that is a borrower under or that guarantees our obligations under our Unsecured Credit Facility or any other credit facility or that incurs or guarantees material indebtedness. Except for such subsidiary guarantors of the notes, our subsidiaries that do not guarantee the notes, which includes all of our non-U.S. subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes and note guarantees will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of such non-guarantor subsidiary, all of such subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of such subsidiary’s assets before we would be entitled to any payment.
In addition, the Indenture that governs the notes, subject to certain limitations, permits our non-guarantor subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by such subsidiaries.
As of June 30, 2013, our non-guarantor subsidiaries collectively had:

•	liabilities (excluding intercompany liabilities) of $316.5 million (11.3% of our consolidated total liabilities), of which $270.7 million were deferred revenues,

•
assets (excluding intercompany assets) of $1,409.2 million (55.8% of our consolidated total assets), of which $1,370.8 million were cash, cash equivalents and marketable securities primarily held by foreign subsidiaries, and

•
assets (excluding cash, cash equivalents and marketable securities, and intercompany assets) of $38.4 million (7.3% of our consolidated total assets, excluding cash, cash equivalents and marketable securities).

In addition, any of our subsidiaries that provide note guarantees in the future will be released from those note guarantees upon the occurrence of certain events, including the following:

•	the designation of such subsidiary guarantor as an unrestricted subsidiary to the extent permitted by the Indenture that governs the notes;

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the note guarantee by such subsidiary guarantor; or

•
the sale or other disposition, including the sale of substantially all the assets, of such subsidiary guarantor (i) such that such subsidiary guarantor ceases to be our subsidiary or (ii) to a person other than us so long as such sale or disposition does not violate the Indenture that governs the notes.

If any note guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See “Description of Notes—Subsidiary Guarantees.”

The terms of our Unsecured Credit Facility and the Indenture governing the notes restrict our current and future operations, particularly our ability to respond to changes or to take certain actions and create the risk of default on such indebtedness.
The credit agreement that governs our Unsecured Credit Facility and the Indenture governing the notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including, subject to certain exceptions, restrictions on our ability to:

•	permit our subsidiaries to incur or guarantee indebtedness;

•	pay dividends or other distributions or repurchase or redeem our capital stock;

•	prepay, redeem or repurchase certain debt;

•	issue certain preferred stock or similar equity securities;

•	make loans and investments;

•	sell assets;

•	incur liens;

•	enter into transactions with affiliates;

•	alter the businesses we conduct;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends;

•	consolidate, merge or sell all or substantially all of our assets; and

•	engage in certain sale/leaseback transactions.
In addition, the restrictive covenants in our Unsecured Credit Facility require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we may be unable to meet them.
A breach of the covenants or restrictions under our Unsecured Credit Facility or the Indenture governing the notes could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under our Unsecured Credit Facility would permit the lenders under our Unsecured Credit Facility to terminate all commitments to extend further credit under that agreement. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.
These restrictions may affect our ability to grow in accordance with our strategy. In addition, our financial results, our substantial indebtedness and our credit ratings could adversely affect the availability and terms of our financing.
Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.
Any borrowings under our Unsecured Credit Facility are at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all borrowings under our Unsecured Credit Facility are fully drawn, each quarter point change in interest rates would result in a $500,000 change in annual interest expense on our indebtedness under our Unsecured Credit Facility. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.
Some of the cash, cash equivalents and marketable securities that appear on our consolidated balance sheet may not be available for use in our business or to meet our debt obligations without adverse income tax consequences.
As of June 30, 2013, the amount of cash, cash equivalents and marketable securities held by our foreign subsidiaries, who are not guarantors of the notes or our other indebtedness, was $1,366.6 million. Our intent is to indefinitely reinvest outside of the United States those funds held by foreign subsidiaries that have not been previously taxed in the United States. In the event that funds from our foreign operations are needed to fund operations in the United States or to meet our debt obligations, and if U.S. tax has not already been provided, we would be required to accrue and pay additional U.S. taxes in order to repatriate those funds. As of June 30, 2013, the amount of cash, cash equivalents and marketable securities held by our foreign subsidiaries includes $7.0 million in countries such as India, China and Brazil which have currency controls that limit our ability to readily send cash out of the country. In light of the foregoing, the amount of cash, cash equivalents and marketable securities that appear on our balance sheet may overstate the amount of liquidity we have available to meet our business or debt obligations, including obligations under the notes.
We may not be able to repurchase the notes upon a change of control.
Upon the occurrence of specific kinds of change of control events and if the notes are rated below investment grade by both rating agencies that rate the notes, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. Additionally, under our Unsecured Credit Facility, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the Unsecured Credit Facility and the commitments to lend would terminate. The source of funds for any repurchase of the notes and repayment of borrowings under our Unsecured Credit Facility would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. If we fail to repurchase the notes in that circumstance, we will be in default under the Indenture that governs the notes. We may require additional financing from third parties to fund any such repurchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of our Unsecured Credit Facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.
In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the Indenture that governs the notes, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. Additionally, holders may not be able to require us to purchase their notes in certain circumstances involving a significant change in the composition of our board of directors, including a proxy contest where our board of directors approves for purposes of the change of control provisions of the Indenture, but does not endorse, a dissident slate of directors. In this regard, decisions of the Delaware Chancery Court (not involving us or our securities) considered a change of control redemption provision contained in an indenture governing publicly traded debt securities that was substantially similar to the change of control redemption provision in the Indenture that governs the notes with respect to “continuing directors.” In these cases, the court noted that the board of directors may “approve” a dissident shareholder’s nominees solely to avoid triggering the change of control redemption provision of the indenture without supporting their election if the board determines in good faith that the election of the dissident nominees would not be materially adverse to the interests of the corporation or its stockholders (without taking into consideration the interests of the holders of debt securities in making this determination). Further, according to these decisions, the directors’ duty of loyalty to shareholders under Delaware law may, in certain circumstances, require them to give such approval. See “Description of Notes—Change of Control Triggering Event.”
Furthermore, the exercise by the holders of notes of their right to require us to repurchase the notes pursuant to a change of control offer could cause a default under the agreements governing our other indebtedness, including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain a consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the Indenture which could, in turn, constitute a default under our other indebtedness. Finally, our ability to pay cash to the holders of notes upon a repurchase pursuant to a change of control offer may be limited by our then existing financial resources.
Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.
One of the circumstances under which a change of control may occur is upon the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.
Because each subsidiary guarantor’s liability under its note guarantee may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the subsidiary guarantors.
Holders of the notes may, in the future, have the benefit of guarantees of certain of our subsidiaries. However, these note guarantees will be limited to the maximum amount that any such subsidiary guarantor is permitted to guarantee under applicable law. As a result, a subsidiary guarantor’s liability under its note guarantee could be reduced to zero, depending on the amount of other obligations of such subsidiary guarantor. Furthermore, under the circumstances discussed below, a court under applicable fraudulent conveyance and transfer statutes could void the obligations under a note guarantee or further subordinate it to all other obligations of the subsidiary guarantor. As a result, a subsidiary guarantor’s liability under its note guarantee could be materially reduced or eliminated depending upon the amounts of its other obligations and upon applicable laws. In particular, in certain jurisdictions, a guarantee issued by a company that is not in the company’s corporate interests or the burden of which exceeds the benefit to the company may not be valid and enforceable. It is possible that the validity and enforceability of the note guarantee could be challenged and that the applicable court may determine that the note guarantee should be limited or voided. In the event that any note guarantees are deemed invalid or unenforceable, in whole or in part, or to the extent that agreed limitations on the note guarantee apply (such as the note guarantee applying only to the extent permitted by law), the notes offered hereby would be effectively subordinated to all liabilities of the applicable subsidiary guarantor, including trade payables of such subsidiary guarantor. In particular, we cannot assure you that the limitation discussed above will protect the note guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the note guarantees would suffice, if necessary, to pay the notes in full when due. In at least one recent bankruptcy case in the United States, this kind of provision was found to be unenforceable and, as a result, did not protect the guarantees in that case from being voided as fraudulent conveyances.
Federal and state fraudulent transfer laws may permit a court to void the notes and/or the note guarantees, and if that occurs, you may not receive any payments on the notes.
Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the note guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the note guarantees could be voided as a fraudulent transfer or conveyance if we or any of the subsidiary guarantors, as applicable, (a) issued the notes or incurred the note guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the note guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	we or any of the subsidiary guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the note guarantees;

•
the issuance of the notes or the incurrence of the note guarantees left us or any of the subsidiary guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	we or any of the subsidiary guarantors intended to, or believed that we or such subsidiary guarantor would, incur debts beyond our or such subsidiary guarantor’s ability to pay as they mature; or

•
we or any of the subsidiary guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the subsidiary guarantors if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its note guarantee to the extent that the subsidiary guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.
We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the note guarantees would be subordinated to our or any of our subsidiary guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.
If a court were to find that the issuance of the notes or the incurrence of a note guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that note guarantee, could subordinate the notes or that note guarantee to presently existing and future indebtedness of ours or of the related subsidiary guarantor or could require the holders of the notes to repay any amounts received with respect to that note guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.
Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.
Your ability to sell the notes may be limited by the absence of an active trading market for the notes.
The notes will be new issues of securities for which there is no established trading market. We do not intend to list the notes on any national securities exchange or include the notes in any automated quotation system. An active market for the notes may not develop or be maintained, which could adversely affect the market price and liquidity of the notes. Even if an active trading market for the notes does develop, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance, the time remaining to maturity of the notes, the outstanding amount of the notes, the terms related to optional redemption of the notes and other factors.
Historically, the market for non-investment grade debt, such as the notes, has been subject to severe disruptions and any such disruption may adversely affect the liquidity in that market or the prices at which you may sell the notes, meaning that you may not be able to sell your notes at a particular time or at a favorable price.
A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.
Any rating assigned to our debt securities could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of our debt securities. Any lowering of our rating likely would make it more difficult or more expensive for us to obtain additional debt financing in the future. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a significant discount.

Risks Relating to the Exchange Offer
The consummation of the exchange offer may not occur.
We will exchange up to the aggregate principal amount of original notes for exchange notes that are tendered in compliance with, and pursuant to, the terms and conditions of the exchange offer described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their exchange notes, during which time those holders of original notes will not be able to effect transfers of their original notes tendered in the exchange offer. We may, however, waive these conditions at our sole discretion prior to the expiration date. See “The Exchange Offer—Conditions to the Exchange Offer.”
You may have difficulty selling the original notes that you do not exchange.
If you do not exchange your original notes for exchange notes pursuant to the exchange offer, the original notes you hold will continue to be subject to the existing transfer restrictions. The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not anticipate that we will register the original notes under the Securities Act. After the exchange offer is consummated, the trading market for the remaining untendered original notes may be small and inactive. Consequently, you may find it difficult to sell any original notes you continue to hold or to sell such original notes at the price you desire because there will be fewer original notes outstanding. In addition, if you are eligible to exchange your original notes in the exchange offer and do not exchange your original notes in the exchange offer, you will no longer be entitled to have those outstanding notes registered under the Securities Act.
Some noteholders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.
If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased original notes for its own account as part of market-making activities or other trading activities must deliver a prospectus when it sells the exchange notes it receives in exchange for original notes in the exchange offer. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their exchange notes.
Late deliveries of original notes or any other failure to comply with the exchange offer procedures could prevent a holder from exchanging its original notes.
Noteholders are responsible for complying with all exchange offer procedures. The issuance of exchange notes in exchange for original notes will only occur upon proper completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of original notes that wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedure.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
In connection with our issuance of the original notes on April 16, 2013, we entered into a registration rights agreement with respect to the original notes with the initial purchasers. Under the registration rights agreement, we agreed to file a registration statement with the SEC with respect to a registered offer to exchange the original notes for exchange notes, with terms substantially identical in all material respects to the original notes (except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights or any increase in annual interest rate) and to commence the exchange offer promptly after the such registration statement becomes effective. We also agreed to consummate the exchange offer within 270 days of the first issuance of the original notes and to use commercially reasonable efforts to complete the exchange offer not later than 60 days after the exchange offer registration statement becomes effective. The registration rights agreement provides that we will be required to pay additional interest to the holders of the original notes if we fail to comply with such effectiveness and offer consummation requirements. See “—Registration Rights Agreement” below for more information on the additional interest we will owe if we do not complete the exchange offer within a specified timeline. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request. See “Incorporation of Certain Documents by Reference.”
Terms of the Exchange Offer
Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange original notes that are properly tendered before 11:59 p.m., New York City time, on the expiration date and not validly withdrawn as permitted below.
As of the date of this prospectus, $750.0 million aggregate principal amount of the original notes is outstanding. We will issue a like principal amount of exchange notes in exchange for the principal amount of the original notes tendered and accepted under the exchange offer. Tendering holders of the original notes must tender the original notes in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. We will conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder.
No dissenters’ rights of appraisal exist with respect to the exchange offer.
Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We will be considered to have accepted validly tendered original notes if and when we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal. Any original notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the exchange offer.
If we successfully complete the exchange offer, any original notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of the original notes after the exchange offer in general will not have further rights under the registration rights agreement, including any rights to additional interest. Holders wishing to transfer the original notes would have to rely on exemptions from the registration requirements of the Securities Act.
The exchange offer is not being made to holders of original notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction.
Expiration Date; Extensions; Amendments; Termination
As used in this prospectus, the term “expiration date” means , 2013, which is the twentieth business day of the offering period, subject to our right to extend that time and rate in our sole discretion, in which case “expiration date” means the latest time and date to which we extend the exchange offer.
We reserve the right to extend the period of time during which the exchange offer is open. We may elect to extend the exchange offer period if less than 100% of the original notes are tendered or if any condition to consummation of the exchange offer has not been satisfied as of the expiration date and it is likely that such condition will be satisfied after such date. In addition, in the event of any material change in the exchange offer, we will extend the period of time during which the exchange offer is open if necessary so that at least five business days remain in the offering period following notice of the material change. In the event of such extension, and only in such event, we may delay acceptance for exchange of any original notes by giving written notice of the extension to the holders of original notes as described below. During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.
We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under “—Conditions to the Exchange Offer.” We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
Procedures for Tendering
To participate in the exchange offer, you must properly tender your original notes to the exchange agent as described below. We will only issue the exchange notes in exchange for the original notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the original notes, and you should follow carefully the instructions on how to tender your original notes. It is your responsibility to properly tender your original notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we, nor the exchange agent is required to notify you of defects in your tender.
If you have any questions or need help in exchanging your original notes, please contact the exchange agent at the address or telephone numbers set forth below.
If original notes are tendered in accordance with the book-entry procedures described below, at or prior to 11:59 p.m., New York City time, on the expiration date, (i) a tendering holder must transmit an agent’s message (as defined below) to U.S. Bank National Association, as the exchange agent at the address listed below under the heading “—Exchange Agent” and (ii) the exchange agent must receive a timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at DTC.
The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.
If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account.
Book-Entry Transfer
The exchange agent will establish an account for the original notes at DTC for purposes of the exchange offer and any financial institution that is a participant in DTC’s systems must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s ATOP procedures. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.
Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. The exchange for the original notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of original notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other required documents.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Original Notes
Upon agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or the beneficial holder of the original notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the exchange offer generally, thereby:

(1) irrevocably sell, assign and transfer to or upon our order or the order of our nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all original notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, fiscal agent or other person connected with the original notes arising under, from or in connection with those original notes;

(2) waive any and all rights with respect to the original notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those original notes; and
(3) release and discharge us and the trustee for the original notes from any and all claims the holder may have, now or in the future, arising out of or related to the original notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the original notes tendered thereby, other than as expressly provided in this prospectus and in the letter of transmittal, or to participate in any redemption or defeasance of the original notes tendered thereby.

In addition, by tendering the original notes in the exchange offer, each holder of the original notes will represent, warrant and agree that:

(1)    it has received and reviewed this prospectus;

(2)
it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the original notes tendered thereby, and it has full power and authority to execute the letter of transmittal;

(3)
the original notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and we will acquire good, indefeasible and unencumbered title to those original notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when we accept the same;

(4)
it will not sell, pledge, hypothecate or otherwise encumber or transfer any original notes tendered thereby from the date of the letter of transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)
in evaluating the exchange offer and in making its decision whether to participate in the exchange offer by tendering its original notes, it has made its own independent appraisal of the matters referred to in this prospectus and the letter of transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us or the exchange agent, other than those contained in this prospectus, as amended or supplemented through the expiration date;

(6)
the execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this prospectus;

(7)
the agreement to the terms of the letter of transmittal pursuant to an agent’s message shall, subject to the terms and conditions of the exchange offer, constitute the irrevocable appointment of the exchange agent as its attorney and agent and an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the original notes tendered thereby in favor of us or any other person or persons as we may direct and to deliver those forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of the original notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in us or our nominees those original notes;

(8)	the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, the letter of transmittal, which shall be read and construed accordingly;

(9)    it is acquiring the exchange notes in the ordinary course of its business;

(10) it is not participating in, does not intend to participate in and has no arrangement or understanding with anyone to participate in a distribution of the exchange notes within the meaning of the Securities Act;

(11) it is not an affiliate of ours; and

(12) if such holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes.

The representations, warranties and agreements of a holder tendering the original notes will be deemed to be repeated and reconfirmed on and as of the expiration date and the settlement date. For purposes of this prospectus, the “beneficial owner” of any original notes means any holder that exercises investment discretion with respect to those original notes.
Determinations Under the Exchange Offer

We will reasonably determine all questions as to the validity, form and eligibility of original notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.
We reserve the right to reject any particular original note not properly tendered, or any acceptance that might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form or procedures applicable to the tender of any particular original note prior to the expiration date. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured prior to the expiration date of the exchange offer. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.
Acceptance of Original Notes for Exchange; Delivery of Exchange Notes
Upon satisfaction of all of the conditions to an exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice of such acceptance to the exchange agent.
We will issue the exchange notes promptly after the expiration of the exchange offer and acceptance of the original notes. The terms of the exchange notes are identical in all material respects to the terms of the original notes, except that:
(1) we have registered the exchange notes under the Securities Act and therefore these exchange notes will not bear legends restricting their transfer; and
(2) specified rights under the registration rights agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offer, will be eliminated for all the exchange notes.
For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note. The exchange notes will be issued under the same indenture and will be entitled to the same benefits under that indenture as the original notes being exchanged. The original notes accepted for exchange will be retired and cancelled and not reissued.
We will not pay any accrued and unpaid interest on the original notes that we acquire in the exchange offer. Instead, interest on the exchange notes will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the original notes surrendered in exchange for the exchange notes or (ii) if the original notes are surrendered for exchange on a date in the period between the record date and the corresponding interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date, or (b) if no interest has been paid, from and including April 16, 2013, the original issue date of the original notes.

Except as described under “Book-Entry Settlement and Clearance,” we will issue the exchange notes in the form of one or more global notes registered in the name of DTC or its nominee, and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.
In all cases, issuance of exchange notes for original notes will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of the original notes into the exchange agent’s account at the book-entry transfer facility;

•	a properly transmitted agent’s message; and

•	all other required documents.
Unaccepted or non-exchanged original notes tendered by book-entry transfer in accordance with the book-entry procedures described below will be returned or recredited promptly after the expiration of the exchange offer.
Withdrawal Rights
For a withdrawal to be effective, you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn original notes and otherwise comply with the ATOP procedures. If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to withdraw, you should promptly instruct the registered holder to withdraw on your behalf.
Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the original notes so withdrawn are validly re-tendered. Properly withdrawn original notes may be re-tendered by following the procedures described under “ —Procedures for Tendering” above at any time on or before 11:59 p.m., New York City time, on the expiration date.
Conditions to the Exchange Offer
Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue applicable exchange notes in exchange for, any original notes, and may terminate or amend the exchange offer, if at any time prior to 11:59 p.m., New York City time, on the expiration date we determine that:

•
there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency that might materially impair our ability to proceed with the exchange offer; or

•	the exchange offer or the making of any exchange by a holder of original notes would violate applicable law or any applicable interpretation of the SEC staff.
In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. We are required to make commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.
Exchange Agent
We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. All correspondence in connection with the exchange offer should be sent or delivered by each holder of the original notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at:
U.S. Bank National Association
Corporate Trust Services
EP-MN-WS-2N
60 Livingston Avenue
St. Paul, MN 55107
Attn: Specialized Finance
Facsimile: (651) 466-7372
Telephone: (800) 934-6802

Questions concerning tender procedures should be directed to the exchange agent at the address, telephone numbers or fax number listed above. Holders of the original notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.
Fees and Expenses
We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We have agreed to pay all expenses incident to the exchange offer other than brokerage commissions and transfer taxes, if any. We have also agreed to indemnify the holders of the original notes and the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
Tendering holders of the original notes will not be required to pay any fee or commission to the exchange agent. If, however, a tendering holder handles the transaction through its commercial bank, broker, dealer, trust company or other institution, that holder may be required to pay brokerage fees or commissions.
Accounting Treatment
The exchange notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the settlement date for the exchange offer. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer.
Consequences of Exchanging or Failing to Exchange the Original Notes
Holders of original notes that do not exchange their original notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of such original notes (i) as set forth in the legend printed on the original notes as a consequence of the issuance of the original notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) otherwise set forth in the offering memorandum distributed in connection with the original notes offering. In general, you may not offer or sell the original notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act.
Under existing interpretations of the Securities Act by the SEC staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below.
However, any holder of original notes that is one of our affiliates or that is engaged in, has an arrangement to participate in, or intends to engage in any public distribution of the exchange notes, or any broker-dealer that purchased any of the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to rely on the interpretation of the SEC staff;

•	will not be able to tender its original notes in the exchange offer; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of original notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.
Registration Rights Agreement
The following description is a summary of the material provisions of the registration rights agreement. It does not restate the agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, define your registration rights as holders of the original notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request. See “Incorporation of Certain Documents by Reference.”

On April 16, 2013, we and the initial purchasers entered into a registration rights agreement with respect to the original notes. In the registration rights agreement, we agreed for the benefit of holders of the original notes to file a registration statement on an appropriate form under the Securities Act (an “Exchange Offer Registration Statement”) with respect to a proposed offer to exchange the original notes for the exchange notes issued under the Indenture and identical in all material respects to the original notes (except that the exchange notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate). We agreed to complete the exchange offer within 270 days of the date of first issuance of the original notes and to use commercially reasonable efforts to complete the exchange offer not later than 60 days after the Exchange Offer Registration Statement becomes effective.
In the event that (1) we determine that an exchange offer is not available or may not be completed as soon as practicable after the expiration date because it would violate an applicable law or applicable interpretations of the SEC, (2) an exchange offer is not consummated for any other reason within 270 days of the first issuance of the original notes, or (3) upon receipt of a written request (a “Shelf Request”) from any initial purchaser representing that it holds original notes that are or were ineligible to be exchanged in the exchange offer, we will use commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a shelf registration statement on an appropriate form under Rule 415 of the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), providing for the sale of all the original notes by the holders thereof and to have such Shelf Registration Statement become effective. We will use our commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of the exchange notes by the holders, until the date when (x) a registration statement with respect to the original notes has been declared effective by the SEC and the original notes have been exchanged or disposed of pursuant to such registration statement, (y) the original notes cease to be outstanding or (z) except for original notes that are held by an initial purchaser and that are ineligible to be exchanged in an exchange offer, when the exchange offer is consummated (the “Shelf Effectiveness Period”).
The registration rights agreement further provides that in the event that (i) we have not completed the exchange offer on or prior to the 270th day following the first issuance of the original notes, (ii) the Shelf Registration Statement, if required by clauses (1) and (2) above, has not been declared effective by the SEC on or prior to the 270th day following the first issuance of the original notes, (iii) the Shelf Registration Statement, if required by clause (3) above pursuant to a Shelf Request, has not been declared effective by the SEC by the later of the 270th day following the first issuance of the original notes and 90 days after delivery of such Shelf Request or (iv) the Shelf Registration Statement, if required, has become effective and thereafter ceases to be effective or the prospectus therein ceases to be usable at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period (each such event, a “Registration Default”) then the interest rate borne by the original notes will be increased by (a) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (b) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum.
This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request. See “Incorporation of Certain Documents by Reference.”
Other
Participation in this exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision as to what action to take.

USE OF PROCEEDS
We will not receive any proceeds from the exchange offer. In consideration for issuing exchange notes, we will receive in exchange the original notes of like principal amount. The original notes surrendered in exchange for exchange notes will be retired and cancelled. We have agreed to pay all expenses incident to the exchange offer other than brokerage commissions and transfer taxes, if any.
RATIO OF EARNINGS TO FIXED CHARGES
The following table shows our historical ratios of earnings to fixed charges for the periods indicated:

	For the six months ended June 30,	For the Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	8.0x	8.9x	2.3x	1.6x	3.2x	1.4x

In computing the ratio of earnings to fixed charges, “earnings” is the amount resulting from adding pretax income from continuing operations before adjustment for income or loss from equity investees, fixed charges and amortization of capitalized interest, and subtracting capitalized interest, and “fixed charges” is the sum of interest expense (including amortization of debt discount and debt issuance costs), capitalized interest, and the interest component of rent expense. Interest expense does not include interest on uncertain income tax positions which is recorded as part of income tax expense. Interest component of rent expense is calculated as one-third of rent expense, which is a reasonable approximation of the interest component.

DESCRIPTION OF NOTES
The following description is a summary of the terms and provisions of the exchange notes and the Indenture (as defined below) governing the exchange notes. It summarizes only those portions of the Indenture that we believe will be most important to your decision to participate in the exchange offer. You should keep in mind, however, that it is the Indenture, and not this summary, which defines your rights as a Holder of the exchange notes. There may be other provisions in the Indenture which are also important to you. You should read the Indenture and the exchange notes for a full description of the terms of the exchange notes. See “Incorporation of Certain Documents by Reference” for information on how to obtain copies of the Indenture. Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this section, the words “Company”, “we”, “us” and “our” refer only to VeriSign, Inc. and not any of its Subsidiaries.
General
We issued the original notes and will issue the exchange notes under the indenture, dated April 16, 2013 (the “Indenture”), among us, the Subsidiary Guarantor party thereto and U.S. Bank National Association, as Trustee (the “Trustee”). On July 31, 2013, we merged VeriSign Information Services, Inc., which was previously the sole guarantor of the original notes, into VeriSign, Inc. The Indenture does not limit the maximum aggregate principal amount of exchange notes we may issue thereunder.
We may from time to time without notice to, or the consent of, the Holders of original notes or the exchange notes (collectively referred to in this section only as the “Notes”), create and issue additional notes under the Indenture (“Additional Notes”), that will be equal in rank to the exchange notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the Additional Notes, or except for the first payment of interest following the issue date of the Additional Notes) so that the Additional Notes may be consolidated and may form a single series with the existing exchange notes and have the same terms as to status, redemption and otherwise as the existing exchange notes, except that such Additional Notes may be subject to transfer restrictions. The Notes and any Additional Notes will vote on and consent to all matters arising under the Indenture or the Notes as a single class.
The exchange notes will be issued in denominations of $2,000 and integral multiples of $1,000 and will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by exchange notes in definitive form. See “Book-Entry Settlement and Clearance.”
The terms of the exchange notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Terms of the Exchange Notes
Principal and interest on the exchange notes will be payable in lawful money of the United States. On maturity or redemption of the exchange notes, we will repay the Indebtedness represented by such exchange notes by paying the Trustee in lawful money of the United States an amount equal to the principal amount of the outstanding exchange notes, plus any accrued and unpaid interest thereon to, but excluding, the date of maturity or redemption, as the case may be. Interest on the exchange notes will be computed on the basis of a 360-day year of twelve 30-day months. The exchange notes will be subject to redemption only in the circumstances and upon the terms described under “—Optional Redemption.”
The exchange notes will mature on May 1, 2023. The exchange notes will bear interest at the rate per annum of 4.625%, which will be payable semi-annually on May 1 and November 1 of each year, commencing on November 1, 2013, to the persons in whose names the exchange notes are registered at the close of business on the preceding April 15 or October 15, as the case may be. We will not pay any accrued and unpaid interest on the original notes that we acquire in the exchange offer. Instead, interest on the exchange notes will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the original notes surrendered in exchange for the exchange notes or (ii) if the original notes are surrendered for exchange on a date in the period between the record date and the corresponding interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date, or (b) if no interest has been paid, from and including April 16, 2013, the original issue date of the original notes.

Ranking
The Notes will be our general unsecured senior obligations and will rank equally with all of our existing and future unsecured and unsubordinated obligations, including under our Unsecured Credit Agreement. The Notes will be senior in right of payment to all of our existing and future subordinated Indebtedness, including our Subordinated Convertible Debentures, and will be effectively subordinated to all of our future secured Indebtedness to the extent of the assets securing such secured Indebtedness.
Each Subsidiary Guarantee of the Notes will be the unsecured senior obligation of the applicable Subsidiary Guarantor and will rank equally with all of the existing and future unsecured senior Indebtedness of the applicable Subsidiary Guarantor, including its guarantee in respect of Indebtedness under the Unsecured Credit Agreement. Each Subsidiary Guarantee will be senior in right of payment to all of the future subordinated indebtedness of the applicable Subsidiary Guarantor and will be effectively subordinated to all of the existing and future secured indebtedness of the applicable Subsidiary Guarantor, to the extent of the value of the assets securing such secured indebtedness.
As of June 30, 2013:
• we had no outstanding indebtedness for money borrowed that was secured and there were no outstanding borrowings under our Unsecured Credit Agreement, and
• we had $1,356.3 million of outstanding indebtedness, including the $606.3 million carrying value of the liability component of the Subordinated Convertible Debentures, including the related embedded contingent interest derivative.
The outstanding principal amount of the Subordinated Convertible Debentures on June 30, 2013 was $1,250.0 million.
As of June 30, 2013, our Subsidiaries that are not Subsidiary Guarantors collectively had:
• liabilities (excluding intercompany liabilities) of $316.5 million (11.3% of our consolidated total liabilities), of which $270.7 million were deferred revenues,
• assets (excluding intercompany assets) of $1,409.2 million (55.8% of our consolidated total assets), of which $1,370.8 million were cash, cash equivalents and marketable securities primarily held by foreign subsidiaries, and
• assets (excluding cash, cash equivalents and marketable securities, and intercompany assets) of $38.4 million (7.3% of our consolidated total assets, excluding cash, cash equivalents and marketable securities).
On July 31, 2013, we merged VeriSign Information Services, Inc., which was previously the sole guarantor of the original notes, into VeriSign, Inc.
For the twelve months ended June 30, 2013, our Subsidiaries that are not Subsidiary Guarantors collectively had Adjusted EBITDA of $215.2 million (34.4% of our consolidated Adjusted EBITDA), which includes intercompany transactions with the Company and the initial Subsidiary Guarantor. Such intercompany transactions represent the majority of such Subsidiaries’ aggregate expenses.
 The Indenture does not limit us or our Subsidiaries from Incurring additional indebtedness (other than secured indebtedness and indebtedness of our Subsidiaries that are not Subsidiary Guarantors) under the Indenture, the Unsecured Credit Agreement or any other financing agreement that we may enter into in the future.
Listing of the Exchange Notes
We do not intend to apply for the listing of the exchange notes on any securities exchange or for the quotation of the exchange notes in any dealer quotation system. The exchange notes are new securities for which there is currently no public market. We cannot assure you that any active or liquid market will develop for the exchange notes.
Optional Redemption
Except as set forth below, we will not be entitled to redeem the Notes at our option prior to May 1, 2018.

On and after May 1, 2018, we will be entitled at our option on one or more occasions to redeem all or a portion of the Notes (which, for the avoidance of doubt, includes Additional Notes, if any) at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Period	Redemption Price
2018	102.313%
2019	101.542%
2020	100.771%
2021 and thereafter	100.000%
In addition, any time prior to May 1, 2016, we will be entitled at our option on one or more occasions to redeem the Notes (which, for the avoidance of doubt, includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which, for the avoidance of doubt, includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 104.625%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that

(1)
at least 65% of such aggregate principal amount of Notes (which, for the avoidance of doubt, includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

(2)	each such redemption occurs within 90 days after the date of the related Qualified Equity Offering.
Prior to May 1, 2018, we will be entitled at our option to redeem all or a portion of the Notes (which, for the avoidance of doubt, includes Additional Notes, if any) at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
Any redemption notice may, at our discretion, be subject to one or more conditions precedent, including completion of an Equity Offering, refinancing transaction or other corporate transaction.
Selection and Notice of Redemption
If we are redeeming less than all the Notes at any time, the Trustee will select Notes by lot or on a pro rata basis to the extent practicable, or on such other basis as the Trustee shall deem fair and appropriate, unless another method is required by law or applicable exchange or depositary requirements.
We will redeem Notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail (or otherwise delivered in accordance with the applicable procedures of DTC) at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed (or otherwise delivered in accordance with the applicable procedures of DTC) more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of the Indenture.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. Notes held in certificated form must be surrendered to the Paying Agent in order to collect the redemption price. Unless the Company defaults in the payment of the redemption price, on and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases
We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under “—Change of Control Triggering Event.” We may at any time and from time to time purchase Notes in the open market or otherwise.
Subsidiary Guarantees
Each Subsidiary Guarantor that is either a borrower under or that guarantees the obligations under the Unsecured Credit Agreement will Guarantee the Notes on the Issue Date. On the Issue Date, there was one Subsidiary Guarantor. This Subsidiary Guarantor subsequently merged into and with the Company. As a result, there are no Subsidiary Guarantors as of the date of this prospectus. One or more of our other Restricted Subsidiaries may be required to become a Subsidiary Guarantor to the extent required under “—Future Subsidiary Guarantors.” We may elect to make any Restricted Subsidiary a Subsidiary Guarantor.
The Subsidiary Guarantors will jointly and severally guarantee, on a senior unsecured basis, our obligations under the Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are designed to be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law, and, therefore, such Subsidiary Guarantee is specifically limited to an amount that such Subsidiary Guarantor could guarantee without such Subsidiary Guarantee constituting a fraudulent conveyance. This limitation, however, may not be effective to prevent such Subsidiary Guarantee from constituting a fraudulent conveyance. If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Exchange Notes—Federal and state fraudulent transfer laws may permit a court to void the notes and/or the note guarantees, and if that occurs, you may not receive any payments on the notes” and “—Because each subsidiary guarantor’s liability under its note guarantee may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the subsidiary guarantors.”
Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
The Subsidiary Guarantee of a Subsidiary Guarantor will be released upon:

(1)	(a) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary to the extent permitted by the Indenture;

(b)
the release of such Subsidiary Guarantor from its obligations in respect of its obligations as a Guarantor or borrower under the Unsecured Credit Agreement or in respect of such other debt that caused it to become a Subsidiary Guarantor under “—Certain Covenants—Future Subsidiary Guarantors,” so long as such Subsidiary Guarantor would not then otherwise be required to be a Subsidiary Guarantor pursuant to such covenant;

(c)
the sale, issuance or other disposition of Capital Stock of such Subsidiary Guarantor (including by way of merger or consolidation) such that such Subsidiary Guarantor ceases to be a Subsidiary of the Company, or the sale of all or substantially all of the assets of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, so long as the sale, issuance or other disposition does not violate the covenant described under “—Certain Covenants—Consolidation, Merger and Sale of Assets”;

(d)	immediately prior to or following the dissolution of such Subsidiary Guarantor; and

(e)
the Company exercising its defeasance or covenant defeasance option as described under “—Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture; and

(2)
such Subsidiary Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions provided for in the Indenture relating to such transaction have been complied with.

Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require that the Company repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Within 30 days following any Change of Control Triggering Event unless we have previously or concurrently mailed a redemption notice with respect to all outstanding Notes as described under “—Optional Redemption,” we will mail a notice by first-class mail (or otherwise delivered in accordance with the applicable procedures of DTC) to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(a)
that a Change of Control Triggering Event has occurred and that such Holder has the right to require us to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(b)	the circumstances and relevant facts regarding such Change of Control Triggering Event;

(c)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(d)	the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.
We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if: (a) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer) or (b) a notice of redemption that is or has become unconditional has been given pursuant to the Indenture as described above under the caption “Optional Redemption.”
A Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.
We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.
The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenant described under “—Certain Covenants—Limitation on Liens.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction. In addition, Holders of the Notes may not be entitled to require the Company to repurchase their Notes in certain circumstances involving a significant change in the composition of the Company’s board of directors, including in connection with a proxy contest.
Our ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would also constitute a change of control under the Unsecured Credit Agreement which would automatically terminate the lenders’ commitments under the Unsecured Credit

Agreement and cause any outstanding Obligations under the Unsecured Credit Agreement to automatically become immediately due and payable. In addition, certain events that may constitute a change of control under the Unsecured Credit Agreement and cause that agreement to terminate may not constitute a Change of Control under the Indenture. Future indebtedness of us and our Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such indebtedness to be repaid or repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.
The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control or Change of Control Triggering Event has occurred and whether a Holder of Notes may require the Company to make an offer to repurchase the Notes as described above.
The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.
Certain Covenants
The Indenture contains covenants including, among others, the following:
Limitation on Restricted Payments
(a)    Following the first day (such date, a “Restricted Payment Limitation Date”) that the Company’s Consolidated Leverage Ratio exceeds 4.0 to 1.0, the Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment either (1) or (2) below would have occurred. If at any time following a Restricted Payment Limitation Date, the Company’s Consolidated Leverage Ratio is less than or equal to 4.0 to 1.0 (such date, a “Restricted Payment Limitation Suspension Date”), then this covenant will no longer apply to the Company until the first day that the Company’s Consolidated Leverage Ratio would again exceed 4.0 to 1.0.

(1)	a Default shall have occurred and be continuing (or would result from the making of such Restricted Payment); or

(2)
the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (except as otherwise provided in clauses (b) and (c) below) would exceed the sum of (without duplication):

(A)
50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 2013 to the end of the most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)
100% of the aggregate Net Cash Proceeds or Fair Market Value of any asset (other than cash) received by the Company either (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Issue Date or (y) as a contribution in respect of its Qualified Capital Stock from its shareholders subsequent to the Issue Date, but excluding in each case any Net Cash Proceeds that are used to redeem Notes in accordance with the third paragraph under “—Optional Redemption”; plus

(C)
the amount by which the principal amount of Indebtedness of the Company (other than Indebtedness owing to a Subsidiary) is reduced upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D)
an amount equal to the sum of (x) the aggregate amount of cash and the Fair Market Value of any asset (other than cash) received by the Company or any Restricted Subsidiary subsequent to the Issue Date with respect to Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person (other than the Company or any Restricted Subsidiary) and resulting from repurchases, repayments or redemptions of such Investments by such Person, or proceeds realized on the sale of such Investment, and (y) in the event that the Company redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (other than to the extent the Company’s Investment in such Unrestricted Subsidiary constituted a Permitted Investment); provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b)    The preceding provisions will not prohibit:

(1)
any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of the Company or a substantially concurrent cash capital contribution received by the Company from its shareholders with respect to its Qualified Capital Stock; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (2)(B) of paragraph (a) above;

(2)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person so long as:

(A)
the principal amount of such Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired or any tender premiums and other fees and expenses Incurred pursuant to a tender offer for such Subordinated Obligations and any reasonable fees and expenses Incurred in connection with the issuance of such new Indebtedness;

(B)
such Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Obligations so purchased, repurchased, redeemed, defeased or acquired or retired for value;

(C)
such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired; and such Indebtedness has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired;

provided, however, that such Restricted Payments shall be excluded in the calculation of Restricted Payments;

(3)
the payment of any dividend, distribution or redemption of any Capital Stock or Subordinated Obligation within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of paragraph (a) of this covenant (the declaration of such payment will be deemed a Restricted Payment under paragraph (a) of this covenant as of the date of declaration and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under paragraph (a) of this covenant); provided, however, that any Restricted Payment made in reliance on this clause (3) shall reduce the amount available for Restricted Payments pursuant to clause (a)(2) above only once;

(4)
so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company or any of its Subsidiaries held by any officers, former officers, employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such officers, former officers, employees, former employees, directors or former directors), pursuant to any management equity plan or employee stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $10.0 million in the aggregate for any fiscal year; provided further that the Company may carry over and make in a subsequent fiscal year, in addition to the amounts permitted for such fiscal year, the amount of such purchases, redemptions or other acquisitions or retirements permitted to have been made but not made in the preceding fiscal years; provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(5)
repurchases of Capital Stock deemed to occur (i) upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options or (ii) for purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award that was granted or awarded to an employee; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(6)
cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as reasonably determined in good faith by the Company); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(7)
in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer (or a tender offer on the same terms as a Change of Control Offer if no Change of Control Offer is required to be made in connection with such Change of Control) with respect to the Notes as a result of (or in connection with) such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer (or equivalent tender offer); provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be excluded in the calculation of the amount of Restricted Payments;

(8)
Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (8), does not exceed the greater of (a) $100.0 million and (b) 5% of the Company’s Consolidated Net Tangible Assets measured at the time of making any Restricted Payment under this clause (8) and net of any reductions in Investments made under this clause; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(9)
to the extent constituting Restricted Payments, payments of intercompany Indebtedness between or among the Company and its Subsidiaries; provided however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(10)
repurchases of Capital Stock made out of the Net Cash Proceeds of the issuance of the Notes as described under “Use of Proceeds” in the Offering Memorandum; provided, however, that such Restricted Payments shall be excluded in the calculation of Restricted Payments; or

(11)
(a) so long as no Event of Default has occurred and is continuing, (i) any payment of cash by the Company to a holder of the Subordinated Convertible Debentures or Subordinated Convertible Debentures Refinancing Indebtedness upon conversion or exchange of such Subordinated Convertible Debentures or Subordinated Convertible Debentures Refinancing Indebtedness, which cash payment is made at the election of the Company or (ii) the purchase of any Permitted Bond Hedge Transaction or any cash payment made in connection with the exercise or early termination of any Permitted Warrant Transaction and (b) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Convertible Debentures or Subordinated Convertible Debentures Refinancing Indebtedness with the proceeds of or in exchange for any Subordinated Convertible Debentures Refinancing Indebtedness; provided, however, that such Restricted Payments shall be excluded in the calculation of Restricted Payments.

(c)    Calculations made after a Restricted Payment Limitation Date of the amount available to be made as Restricted Payments under this covenant will be made as though this covenant had been in effect since the Issue Date. Accordingly, Restricted Payments made prior to a Restricted Payment Limitation Date will reduce the amount available to be made as Restricted Payments under the first paragraph of this covenant; provided, however, that Restricted Payments made prior to a Restricted Payment Limitation Date will not reduce the amount available for Restricted Payments under the first paragraph of this covenant to be less than $0.
(d)    For purposes of determining compliance with the provisions set forth above, in the event that a Restricted Payment or Permitted Investment meets the criteria for more than one of the types of Restricted Payments or Permitted Investments described in the above clauses (a) and (b) or the definition of Permitted Investments, the Company, in its sole discretion, will be permitted to classify such items (or portion thereof) in any matter that complies with this covenant. In addition, the Company will, in its sole discretion, be permitted from time to time to reclassify (based on circumstances existing at the time of such reclassification) such Restricted Payment or Permitted Investment (or portion thereof) such that it will be deemed to apply pursuant to any of the provisions of clause (a) or (b) above or of the definition of Permitted Investments to the extent it could be made pursuant to such provision at the time of such reclassification.
(e)    Promptly following the date upon which the financial statements for any fiscal quarter during which any Restricted Payment Limitation Date or any Restricted Payment Limitation Suspension Date has occurred are available, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Restricted Payment Limitation Date or Restricted Payment Limitation Suspension Date has occurred or to notify the Holders of any Restricted Payment Limitation Date or Restricted Payment Limitation Suspension Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Notes upon request. There can be no assurance that a Restricted Payment Limitation Date will ever occur.
Consolidation, Merger and Sale of Assets
The Company will not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any Person, and will not permit any Person to consolidate with or merge with or into the Company, unless:

•
the Company will be the surviving company in any merger or consolidation, or, if the Company consolidates with or merges into another Person or conveys or transfers or leases its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any Person, such successor Person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia; provided that in the case where such successor Person is not a corporation, a co-obligor of the Notes is a corporation;

•	the successor Person, if other than the Company, expressly assumes all of the Company’s obligations in respect of the Indenture and the Notes pursuant to a supplemental indenture;

•
each Subsidiary Guarantor (unless it is the other party to the transactions above) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such successor Person’s obligations in respect of the Indenture and the Notes;

•	immediately after giving effect to the consolidation, merger, conveyance, transfer or lease, there exists no Default or Event of Default; and

•	other conditions, including the delivery of an Officers’ Certificate and an Opinion of Counsel, described in the Indenture are met.
This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any Restricted Subsidiary of the Company to the Company or to any of the Company’s other Restricted Subsidiaries. Subject to the foregoing sentence, any debt which becomes an obligation of the Company or any Subsidiary of the Company as a result of any transaction described by this covenant will be treated as having been Incurred by the Company or such Subsidiary at the time of such transaction.
For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more of the Company’s Subsidiaries, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
The predecessor person will be released from its obligations under the Indenture and the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor person will not be released from the obligation to pay the principal of and interest on the Notes.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether a sale of substantially all of the Company’s assets in breach of this covenant has occurred and whether a Holder of Notes would have any applicable rights under the Indenture.
Limitation on Liens
(a)    Except as provided in clause (b) below, neither the Company nor any of its Restricted Subsidiaries may create, Incur, assume or otherwise have outstanding any Lien, upon any Principal Property or Intellectual Property belonging to the Company or to any of its Restricted Subsidiaries, or upon the shares of capital stock or debt of any of its Restricted Subsidiaries, whether such Principal Property, Intellectual Property, shares or debt are owned by the Company or its Restricted Subsidiaries on the Issue Date or acquired in the future, to secure any Indebtedness of the Company or any of its Restricted Subsidiaries.
(b)    The Company or any Restricted Subsidiary may create, Incur, assume or otherwise have outstanding any Lien if the Notes or the relevant Subsidiary Guarantee, as the case may be, will be secured by a Lien equally and ratably with or in priority to the new secured Indebtedness, so long as such new secured Indebtedness shall be so secured. In this event, the Company and its Restricted Subsidiaries may also provide that any of its other Indebtedness, including Indebtedness Guaranteed by the Company or by any of its Restricted Subsidiaries, will be secured equally with or in priority to the new secured Indebtedness. In addition, the restrictions in clause (a) on creating, Incurring, assuming or having outstanding any Lien will not apply to:

(1)
Liens securing Indebtedness and other obligations of the Company or its Restricted Subsidiaries under any Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $250.0 million and (B) 0.5 times Adjusted EBITDA determined on a Pro Forma Basis for the relevant Reference Period measured at the time of Incurrence of any Indebtedness or other obligations secured by a Lien under this clause (1)(B);

(2)	Liens in favor of the Company or any Restricted Subsidiary;

(3)
any Lien to secure a Purchase Money Obligation, so long as the Lien does not apply to other property or assets owned by the Company or any Restricted Subsidiary at the time of the commencement of the construction or improvement of, or immediately prior to the consummation of the acquisition of, the property or assets that is subject to the Purchase Money Obligation;

(4)
Liens existing upon any property or asset of a company which is merged with or into, amalgamated with, or is consolidated into, or substantially all the assets or shares of capital stock of which are acquired by, the Company or any of its Restricted Subsidiaries, at the time of such merger, amalgamation, consolidation or acquisition, so long as any such Lien (A) does not extend to any other property or asset, other than improvements to the property or asset subject to such Lien and (B) was not created in anticipation of such merger, amalgamation, consolidation or acquisition;

(5)
any Lien required to be given or granted by any Restricted Subsidiary pursuant to the terms of any agreement entered into by such Restricted Subsidiary prior to the date on which it became a Restricted Subsidiary;

(6)	Liens existing as of the Issue Date;

(7)
extensions, renewals, alterations, refinancings or replacements of any Lien referred to in the preceding clauses (3) through (6) above; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, alteration or replacement plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such extension, renewal, alteration or replacement and provided, further, however, that such extension, renewal, alteration refinancing or replacement shall be limited to all or a part of the property or assets which secured the Lien so extended, renewed, altered or replaced (plus improvements on such property or assets);

(8)
Liens on assets of Foreign Subsidiaries that are not Subsidiary Guarantors to secure obligations of any Foreign Subsidiary that is not a Subsidiary Guarantor permitted under clause (b) of “—Future Subsidiary Guarantors”,

(9)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing Obligations that are not overdue by more than 30 days or are being contested in good faith;

(10)
Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for any acquisition or other transaction permitted hereunder;

(11)	Liens on cash or Temporary Cash Investments securing Hedging Obligations not entered into for speculative purposes and letters of credit entered into in the ordinary course of business;

(12)	Liens that are contractual rights of set-off;

(13)
pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting Obligations of the type set forth in clause (i) above;

(14)
pledges and deposits made (i) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other Obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting Obligations of the type set forth in clause (i) above; and

(15)	a Lien (including successive extensions, renewals, alterations or replacements thereof) not excepted by clauses (1) through (14) above; provided that after giving effect thereto, Exempted Debt does not exceed 15.0% of Consolidated Net Tangible Assets of the Company measured at the date of any Incurrence of Exempted Debt.
In the event that a Lien meets the criteria of more than one of clauses of (1) through (15) above, the Company, in its sole discretion, will be permitted to classify such Lien (or portion thereof) at the time of its Incurrence in any manner that complies with this covenant. In addition, any Lien (or portion thereof) originally classified as Incurred pursuant any of clauses (1) through (15) above may later be reclassified by the Company, in its sole discretion, such that it (or any portion thereof) will be deemed to be Incurred pursuant to any other of such clauses to the extent that such reclassified Lien (or portion thereof) could be Incurred pursuant to such clause at the time of such reclassification.

(c)    For purposes of this covenant:

(1)
accrual of interest, accrual of dividends, the accretion of accreted value or original issue discount, the amortization of debt discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of the Indebtedness secured by the relevant Lien;

(2)
in determining compliance with any U.S. dollar-denominated restriction on the securing of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Indebtedness was Incurred; provided, however, that if such Indebtedness is Incurred to refinance or replace other Indebtedness denominated in a foreign currency, and such refinancing or replacement would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or replaced; and

(3)	the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may secure shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.
Limitation on Sale/Leaseback Transactions
(a)    Neither the Company nor any of its Restricted Subsidiaries may engage in a transaction with any Person (other than the Company or a Restricted Subsidiary) providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property of the Company or such Restricted Subsidiaries or any property which together with any other property subject to the same transaction or series of related transactions would in the aggregate constitute a Principal Property of the Company or such Restricted Subsidiaries, except for leases which will not exceed three years, including renewals, which property has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person (other than the Company or a Restricted Subsidiary) more than six months after the acquisition, completion of construction, or commencement of operations of such property, with the intention of taking back a lease of such property (a “Sale/Leaseback Transaction”), unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair market value of such property and unless:

(1)
the Indenture would have allowed the Company or any of its Restricted Subsidiaries to create a Lien on such property to secure debt in an amount at least equal to the Attributable Debt in respect of such Sale/Leaseback Transaction without securing the Notes pursuant to the terms of the covenant described under “—Limitation on Liens”; or

(2)	within 360 days, the Company or any Restricted Subsidiary applies an amount equal to the net proceeds of such sale or transfer to:

(A)
the voluntary retirement of any Indebtedness of the Company or its Restricted Subsidiaries maturing by its terms more than one year from the date of issuance, assumption or guarantee thereof, or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of issuance, assumption or guarantee, which is senior to or ranks equally with the Notes in right of payment and owing to a Person other than the Company or any Affiliate of the Company; or

(B)
the purchase of additional property, facilities or equipment that will constitute or form a part of Principal Property, and which has a fair market value at least equal to the net proceeds of such sale or transfer.

(3)
Notwithstanding the provisions of clauses (1) and (2) above, the Company and its Restricted Subsidiaries may enter into a Sale/Leaseback Transaction in addition to those permitted by clauses (1) and (2) above, provided, however, that after giving effect thereto, Exempted Debt does not exceed 15.0% of Consolidated Net Tangible Assets of the Company measured as of the date of Incurrence of any Exempted Debt.

(b)    For purposes of this covenant:

(1)
in determining compliance with any U.S. dollar-denominated restriction on the entering into of any Sale/Leaseback Transaction, the U.S. dollar-equivalent principal amount of Attributable Debt denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Attributable Debt in respect of such Sale/Leaseback Transaction was Incurred; provided, however, that if such Attributable Debt is Incurred to refinance or replace other Attributable Debt denominated in a foreign currency, and such refinancing or replacement would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Attributable Debt does not exceed the principal amount of such Attributable Debt being refinanced or replaced; and

(2)
the maximum amount of Attributable Debt that the Company or any Restricted Subsidiary may Incur in respect of any Sale/Leaseback Transaction shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Future Subsidiary Guarantors
(a)    The Company will not cause or permit any of its Restricted Subsidiaries that is not a Subsidiary Guarantor: (i) to Guarantee the obligations of, or become a co-borrower with, the Company or any Subsidiary Guarantor, under any Credit Facility or (ii) to create, assume, Incur, issue or Guarantee any Material Indebtedness, unless, in the case of clause (i) or (ii), within 30 days thereof, the Company causes such Restricted Subsidiary to become a Subsidiary Guarantor by executing and delivering a Guarantee Agreement.
(b)    Clause (a)(ii) above shall not apply to the following items of Indebtedness:

(1)
Indebtedness of a Person existing at the time such Person is merged with or into, amalgamated with, or is consolidated into, a Restricted Subsidiary, or which is assumed by a Restricted Subsidiary in connection with an acquisition of substantially all the assets of such Person, so long as such Indebtedness was not created in anticipation of such merger, amalgamation, consolidation or acquisition, and refinancing or replacement Indebtedness in respect thereof, so long as (A) the principal amount thereof does not exceed the principal amount of the Indebtedness being refinanced or replaced plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such refinancing or replacement and (B) such refinancing or replacement Indebtedness is Incurred by the same Person(s) as the Indebtedness being refinanced or replaced;

(2)
Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, so long as such Indebtedness was not Incurred in anticipation of such Person becoming a Restricted Subsidiary, and refinancing or replacement Indebtedness in respect thereof, so long as (A) the principal amount thereof does not exceed the principal amount of the Indebtedness being refinanced or replaced plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such refinancing or replacement and (B) such refinancing or replacement Indebtedness is Incurred by the same Person(s) as the Indebtedness being refinanced or replaced;

(3)
Purchase Money Obligations and refinancing or replacement Indebtedness in respect thereof, so long as (A) the principal amount thereof does not exceed the principal amount of the Indebtedness being refinanced or replaced plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such refinancing or replacement and (B) such refinancing or replacement Indebtedness is Incurred by the same Person(s) as the Indebtedness being refinanced or replaced;

(4)	Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary;

(5)
Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed 0.5 times Adjusted EBITDA determined on a Pro Forma Basis for the relevant Reference Period measured at the time of Incurrence of any Indebtedness under this clause (5);

(6)
Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the Incurrence thereof;

(7)
Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of any Subsidiary in the ordinary course of business supporting obligations under (i) workers’ compensation, unemployment insurance and other social security laws and (ii) bids, trade contracts, leases (other than Capitalized Lease Obligations or Synthetic Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature;

(8)	Hedging Obligations entered into other than for speculative purposes and the financing of insurance premiums; and

(9)
Indebtedness not excepted by clauses (1) through (8) above; provided that after giving effect thereto, Exempted Debt does not exceed 15.0% of Consolidated Net Tangible Assets of the Company measured as of the date of Incurrence of any Exempted Debt.

In the event that Indebtedness meets the criteria of more than one of clauses of (1) through (9) above, the Company, in its sole discretion, will be permitted to classify such Indebtedness (or portion thereof) at the time of its Incurrence in any manner that complies with this covenant. In addition, any Indebtedness (or portion thereof) originally classified as Incurred pursuant any of clauses (1) through (9) above may later be reclassified by the Company, in its sole discretion, such that it (or any portion thereof) will be deemed to be Incurred pursuant to any other of such clauses to the extent that such reclassified Indebtedness (or portion thereof) could be Incurred pursuant to such clause at the time of such reclassification.
Indebtedness Incurred under any of clauses (1) to (9) above by a Restricted Subsidiary that subsequently becomes a Subsidiary Guarantor will cease to be outstanding under such clause at such time as it becomes a Subsidiary Guarantor until such time, if any, that the Company, in its sole discretion, elects to classify or re-classify such Indebtedness as Incurred under any of such clauses to permit the release of such Subsidiary Guarantor’s Subsidiary Guarantee as permitted under “—Subsidiary Guarantees.”
(c)    For purposes of this covenant:

(1)
accrual of interest, accrual of dividends, the accretion of accreted value or original issue discount, the amortization of debt discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness;

(2)
in determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Indebtedness was Incurred; provided, however, that if such Indebtedness is Incurred to refinance or replace other Indebtedness denominated in a foreign currency, and such refinancing or replacement would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or replaced; and

(3)	the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.
Reports
Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC within the time periods set forth below:

(1)
within 90 days after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and a report on the annual financial statements by the Company’s independent registered public accounting firm;

(2)
within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section; and

(3)
within 15 days after the applicable number of days specified in the SEC’s rules and regulations, all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if the Company were required to file such reports, in each case in a manner that complies in all material respects with the requirements specified in such form.
Notwithstanding the foregoing, the Company will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Company provides such information to the Trustee and the Holders and makes available such information to prospective purchasers of the Notes, in each case at the Company’s expense and by the applicable date the Company would be required to file such information pursuant to the preceding paragraph. In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company shall furnish to Holders and to securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The reports required by this covenant need not include any separate financial statements of Subsidiary Guarantors or information required by Rule 3-10 or 3-16 of Regulation S-X (or any successor regulation). The requirements set forth in this paragraph and the preceding paragraph may be satisfied by posting copies of such information on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access is given to the Trustee, Holders and prospective purchasers of the Notes. The Trustee shall not be deemed to have constructive notice of any information contained, or determinable from information contained, in any reports referred to above, including the Company’s compliance with any of its covenants in the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
In addition, no later than five Business Days after the date the annual and quarterly financial information for the prior fiscal period have been filed or furnished pursuant to clauses (1) or (2) above, the Company shall also hold live quarterly conference calls with the opportunity to ask questions of management. No fewer than ten Business Days prior to the date such conference call is to be held, the Company shall issue a press release to the appropriate U.S. wire services announcing such quarterly conference call for the benefit of the Trustee, the Holders, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market making financial institutions, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Company (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

If any of the Company’s Subsidiaries is not a Subsidiary Guarantor and such Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary for any fiscal year, on an annual basis within the time period specified above for annual reports, the Company will provide in the annual report for such fiscal year or in a report filed or furnished on Form 8-K (or posted, if applicable), financial information with respect to such Subsidiaries that are not Subsidiary Guarantors collectively consistent with the financial information included in the prospectus with respect to Subsidiaries that are not Subsidiary Guarantors.
If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then on an annual basis within the time period specified above for annual reports, the Company will provide in the annual report for such fiscal year or in a report filed or furnished on Form 8-K (or posted, if applicable), financial information with respect to the Unrestricted Subsidiaries collectively consistent with the financial information included in the prospectus with respect to Subsidiaries that are not Subsidiary Guarantors.
In the event that any direct or indirect parent company of the Company becomes a Guarantor of the Notes, the Company may satisfy its obligations under this covenant to provide consolidated financial information of the Company by furnishing consolidated financial information relating to such parent; provided that (1) such financial statements are accompanied by consolidating financial information for such parent and the Company in the manner prescribed by the SEC or (2) such parent is not engaged in any business in any material respect other than such activities as are incidental to its ownership, directly or indirectly, of the Capital Stock of the Company.
Events of Default
Under the terms of the Indenture, each of the following constitutes an Event of Default with respect to the Notes:

(1)	default for 30 days in the payment of any interest on the Notes when due;

(2)	default in the payment of principal or premium, if any, on the Notes when due;

(3)	default in the performance, or breach, of any covenant or warranty in the Indenture with respect to the Notes for 60 days after written notice, as provided below;

(4)
the Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect except as otherwise permitted under the Indenture or is declared null and void in a judicial proceeding or is disaffirmed by the Subsidiary Guarantor;

(5)	certain events of bankruptcy, insolvency or reorganization;

(6)
default under any Lien, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness now exists, or is created after the Issue Date, which default (A) is caused by a failure to pay principal of, or premium, if any, on such Indebtedness at the Stated Maturity thereof (“principal payment default”) or (B) results in the acceleration of such Indebtedness prior to its maturity (“cross acceleration provision”) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a principal payment default or the maturity of which has been so accelerated, aggregates $75.0 million (or its equivalent in other currencies) or more; and

(7)
the taking or entering against the Company or any of its Restricted Subsidiaries of a judgment or decree for the payment of money in excess of $75.0 million (or its equivalent in other currencies) in the aggregate, if the Company or such Restricted Subsidiary, as the case may be, fails to file an appeal therefrom within the applicable appeal period or, if the Company or such Restricted Subsidiary, as the case may be, does file an appeal therefrom within such period, such judgment or decree is not within a period of 60 days from the date thereof, and does not remain, vacated, discharged or stayed.

However, a default under clause (3) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of such default and we do not cure such default within the time specified in clause (3) of this paragraph after receipt of such notice.
The Company will be required to furnish the Trustee annually an Officers’ Certificate as to the fulfillment of its obligations under the Indenture. In addition, the Company is required to deliver to the Trustee, within 30 days after it obtains knowledge of the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action it is taking or propose to take in respect thereof.
If a Default occurs with respect to the Notes, the Trustee must mail to each Holder of Notes notice of the Default within 90 days after it occurs; provided, however, that in the case of a Default specified in clause (3) above with respect to such Notes, no such notice shall be given until at least 30 days after the occurrence thereof. The Indenture provides that the Trustee may withhold notice to Holders of the Notes of any Default, except in respect of the payment of principal or interest on the Notes, if it considers it in the interests of the Holders of the Notes to do so.
Effect of an Event of Default
If an Event of Default exists (other than an Event of Default described in clause (5) above), the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal amount (or, if the Notes are original issue discount securities, the portion of the principal amount as may be specified in the terms of the Notes) of and premium, if any, and accrued but unpaid interest and any other monetary obligations on the Notes to be due and payable immediately, by a notice in writing to the Company, and to the Trustee if given by Holders. Upon that declaration, the principal (or specified) amount, premium, if any, and interest will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of not less than a majority in aggregate principal amount may, subject to conditions specified in the Indenture, rescind and annul that declaration and its consequences.
In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Notes will be automatically annulled if the default triggering such Event of Default pursuant to clause (5) is remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
If an Event of Default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal (or specified) amount of and premium, if any, accrued but unpaid interest and any other monetary obligations on all of the outstanding Notes will automatically, and without any declaration or other action on the part of the Trustee or any Holder of such outstanding Notes, become immediately due and payable.
Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default then exists, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture (other than the payment of any amounts on the Notes furnished to it pursuant to the Indenture) at any Holder’s (or any other person’s) request, order or direction, unless such Holder has (or such other person has) offered to the Trustee security or indemnity satisfactory to the Trustee. Subject to the provisions for the security or indemnification of the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee in connection with the Notes.
Legal Proceedings and Enforcement of Right to Payment
Unless a Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, no Holder will have any right to institute any proceeding for the Notes in connection with the Indenture or for any remedy under the Indenture. In addition, the Holders of at least 25% in aggregate principal amount of the outstanding Notes must have made a written request, and offered security or indemnity satisfactory to the Trustee to institute that proceeding as Trustee, and, within 60 days following the receipt of such notice, the Trustee must not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with that request, and the Trustee must have failed to institute a proceeding within such 60 day period. However, Holders will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on the Notes on or after the due dates expressed in the Notes (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.
Modification of the Indenture
The Company, the Subsidiary Guarantors and the Trustee may, without the consent of any Holders of the Notes, enter into supplemental indentures that amend, waive or supplement the terms of the Indenture, the Notes and the Subsidiary Guarantees for specified purposes. The purposes for which the Indenture, the Notes and the Subsidiary Guarantees thereof can be amended without the consent of any Holders will include the following:

•	to evidence the succession of another Person to the Company or any Subsidiary Guarantor under the Indenture, the Notes and the Subsidiary Guarantees;

•
to add guarantees with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture;

•	to convey, transfer, assign, mortgage or pledge any property to the Trustee;

•	to surrender any right or power the Indenture may confer on the Company;

•	to add to the covenants made in the Indenture for the benefit of the Holders of all Notes;

•	to make any change that does not adversely affect the rights of any Holder of Notes;

•	to add any additional Events of Default;

•	to secure the Notes;

•	to evidence and provide for the acceptance of appointment by an additional or successor Trustee with respect to the Notes;

•
to cure any ambiguity, defect or inconsistency in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture as the Company and the Trustee may deem necessary and desirable, so long as the rights of any Holder of the Notes are not adversely affected in any material respect;

•
to conform the text of the Indenture, the Notes or the Subsidiary Guarantees to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees; or

•	to obtain or maintain the qualification of the Indenture under the Trust Indenture Act or other applicable law.
The Company, the Subsidiary Guarantors and the Trustee may modify and amend any of the Indenture, the Notes and the Subsidiary Guarantees thereof with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). However, no modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby:

•	change the stated maturity of the principal of, or any installment of interest payable on, the outstanding Notes;

•
reduce the principal amount of, or the rate of interest on, any outstanding Notes or the premium, if any, payable upon the redemption thereof, or the amount of principal of an original issue discount Note, that would be due and payable upon redemption of such Note or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of the outstanding Notes;

•
reduce the premium payable upon the repurchase of any Note or change the time at which any Note may be repurchased as described under “—Change of Control Triggering Event,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control Triggering Event” (or any other definitions included therein));

•	reduce the amount of principal of Notes payable upon acceleration of the maturity thereof;

•	change the place of payment or the coin or currency in which the principal of or premium, if any, or the interest on the outstanding Notes is payable;

•
impair any Holder’s right to receive payment of principal, premium, if any, and interest on the outstanding Notes on or after the due dates therefor or any Holder’s right to institute suit for the enforcement of any payment on or with respect to the outstanding Notes;

•
modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes (but, for the avoidance of doubt, not including modifications to any of the provisions set forth in the last paragraph under “—Subsidiary Guarantees” or under “Certain Covenants—Future Subsidiary Guarantors”);

•
reduce the percentage of the Holders of the outstanding Notes necessary to modify or amend the Indenture, to waive compliance with any provision of the Indenture or certain defaults and consequences of the defaults or to reduce the quorum or voting requirements set forth in the Indenture; or

•
modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or provisions of the Indenture, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the Holders of Notes.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive (including, without limitation, by consent obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) compliance by the Company with any provision of the Indenture. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive (including, without limitation, by consent obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) past defaults by the Company under certain covenants of the Indenture which relate to the Notes. However, a default in the payment of the principal of, premium, if any, or interest on, any of the Notes or relating to a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected cannot be so waived.
Defeasance and Covenant Defeasance
The Indenture provides that the Company may discharge all of its obligations, other than as to transfers and exchanges and certain other specified obligations, under the Notes at any time (“defeasance”). The Indenture also provides that the Company may be released from its obligations described above under “—Limitation on Restricted Payments,” “—Limitation on Liens,” “—Limitation on Sale/Leaseback Transactions,” “—Future Subsidiary Guarantors” and “—Reports,” and certain aspects of its obligations described above under “—Consolidation, Merger and Sale of Assets,” and from certain other obligations, and elect not to comply with those sections and obligations without creating an Event of Default, and that the Company may terminate the operation of the cross-default upon a principal payment default, cross acceleration provisions and the Subsidiary Guarantor provision in “—Events of Default” (“covenant defeasance”). If the Company exercises its defeasance or covenant defeasance option, the Subsidiary Guarantees in effect at such time will terminate.
Defeasance and covenant defeasance may be effected with respect to the Notes only if, among other things:

•
the Company irrevocably deposits with the Trustee money or U.S. Government Obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, premium, if any, and interest on all outstanding Notes;

•	the Company delivers to the Trustee an opinion of counsel in the United States to the effect that:

•	the Holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•	the defeasance or covenant defeasance will not otherwise alter those Holders’ United States federal income tax treatment of principal and interest payments on the Notes;
(in the case of defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the Issue Date);

•	no Default or Event of Default under the Indenture has occurred and is continuing after giving effect to such defeasance or covenant defeasance;

•	the Company is not “insolvent” within the meaning of the U.S. Bankruptcy Code or applicable state law on the date of such deposit;

•
such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which the Company is a party or by which the Company is bound;

•
such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder;

•
the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in the Indenture have been met.
In the event that a petition for relief under the U.S. Bankruptcy Code or applicable state law is filed with respect to the Company within 91 days after the deposit referred to above and the Trustee is required to return to the Company or any other Person the money or U.S. Government Obligations or combination thereof then held as trust funds, then the obligations of the Company under the Notes and the Indenture that were discharged or released in connection with such defeasance or covenant defeasance, as applicable, shall not be deemed so discharged or released.
Satisfaction and Discharge
The Indenture provides that when, among other things, all the Notes not previously delivered to the Trustee for cancellation: have become due and payable; will become due and payable at their stated maturity within one year; or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense, and the Company or a Subsidiary Guarantor deposits or causes to be deposited with the Trustee, in trust, an amount of money or U.S. Government Obligations, or a combination thereof (such amount to the certified in the case of U.S. Government Obligations) sufficient to pay and discharge the entire Indebtedness on Notes not previously delivered to the Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption, as the case may be, then the Indenture will cease to be of further effect, and the Company will be deemed to have satisfied and discharged the Indenture. However, the Company will continue to be obligated to pay all other sums due under the Indenture and to provide the Officers’ Certificates and Opinions of Counsel described in the Indenture.
Payment and Paying Agents
The Company will pay principal of and premium, if any, and interest on the Notes at the office of the Trustee in the City of New York or at the office of any paying agent that the Company may designate. The Company may at any time designate additional paying agents or rescind the designation of any paying agent. The Company must maintain a paying agent in each place of payment for the Notes.
The Company will pay any interest on the Notes to the registered owner of the Notes at the close of business on the regular record date for the interest, except in the case of defaulted interest.
Any moneys deposited with the Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, and interest on any Notes that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at the Company’s request, be repaid to the Company. After repayment to the Company, Holders of the Notes are entitled to seek payment only from the Company as a general unsecured creditor.
Governing Law
The Notes and the Indenture are governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee
The Trustee under the Indenture has all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The Trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or indemnity satisfactory to it.
U.S. Bank National Association is the Trustee under the Indenture. The Trustee’s current address is Corporate Trust Services, 633 West Fifth Street, 24th Floor, Los Angeles, California 90071.
The Trustee under the Indenture acts as depositary for funds of, makes loans to, and/or performs other services for, the Company and its Subsidiaries in the normal course of business.
Certain Definitions
“Acquisition” means any acquisition (in one transaction or a series of related transactions, including by way of merger or consolidation) of (a) Capital Stock in any Person if, after giving effect thereto, such Person will become a Subsidiary of the Company or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person.
“Additional Notes” has the meaning given to it under “—General.”
“Adjusted EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)	all income tax expense of the Company and its consolidated Restricted Subsidiaries; plus

(2)	Consolidated Interest Expense; plus

(3)
all amounts attributable to depreciation and amortization of intangible assets for such period (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus

(4)
any non-cash charges for such period (excluding any additions to bad debt reserves or bad debt expense, any writedown or writeoff of marketable securities and any non-cash charge to the extent it represents an accrual of or a reserve for cash expenditures in any future period); plus

(5)	non-recurring cash charges or expenses for such period incurred in connection with any Asset Disposition or Acquisition, less, any non-cash items of income (excluding any non-cash items of income (A) in respect of which cash was received in a prior period or will be received in a future period or (B) that represents the reversal of any accrual made in a prior period for anticipated cash charges, but only to the extent such accrual reduced Adjusted EBITDA for such prior period);
in each case for such period.
In the event any Subsidiary shall be a Subsidiary that is not a Wholly-Owned Subsidiary, all amounts added back in computing Adjusted EBITDA for any period, and all amounts subtracted in computing Adjusted EBITDA, to the extent such amounts are, in the reasonable judgment a responsible financial or accounting Officer of the Company, attributable to such Subsidiary, shall be adjusted by the portion thereof that is attributable to the non-controlling interest in such Subsidiary.
“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after May 1, 2018, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Premium” means with respect to a Note at any redemption date the excess of (if any) (A) the present value at such redemption date of (1) the redemption price of such Note on May 1, 2018 (such redemption price being described in the second paragraph in this “—Optional Redemption” section exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through May 1, 2018 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.
“Asset Disposition” means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition, including the exclusive license of (or series of related sales, leases, transfers, dispositions or exclusive licenses) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)
any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)	all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)	any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.
“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.
“Business Day” means each day which is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.
“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.
“Capital Stock” of any Person means any and all shares, interests (including partnership, membership, beneficial or other ownership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Change of Control” means the occurrence of any of the following:

(1)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets), other than by the imposition of a holding company, the beneficial owners of whose Voting Stock would not have caused a Change of Control if such beneficial owners had directly held the Voting Stock of the Company held by such holding company;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(4)
the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease, transfer, conveyance or other disposition (other than by way or merger or consolidation, in one or a series of related transactions) of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction, in the case of a merger or consolidation transaction, following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least 50% of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction.

“Change of Control Offer” has the meaning given to it under “—Change of Control.”
“Change of Control Triggering Event” means, with respect to the Notes, (i) the consummation of a Change of Control and (ii) the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing on the first public announcement by us of any Change of Control (or pending Change of Control) and ending 30 days following consummation of such Change of Control (which period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade). For the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Code” means the Internal Revenue Code of 1986, as amended.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to May 1, 2018, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to May 1, 2018.
“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.
“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

(1)
interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations;

(2)	amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost;

(3)	contingent interest on the Subordinated Convertible Debentures or Subordinated Convertible Debentures Refinancing Indebtedness;

(4)	capitalized interest;

(5)
non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense);

(6)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing Incurred pursuant to any Credit Facility;

(7)
the product of (a) all dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company), times (b) a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Stock or Preferred Stock (expressed as a decimal) for such period (as estimated by a responsible accounting or financial officer of the Company in good faith); and

(8)
to the extent a payment is made by the Company or a Restricted Subsidiary under a Guarantee of Indebtedness of any other Person, interest accruing on such Indebtedness to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary.

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (x) without duplication, the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis (excluding Hedging Obligations entered into other than for speculative purposes) as of such date of determination to (y) Adjusted EBITDA of the Company for the relevant Reference Period; provided, however, that if since the beginning of such Reference Period the Company or any Restricted Subsidiary has:

(1)
repaid, repurchased, defeased or otherwise discharged (including through any Material Disposition) or Incurred any Indebtedness (including through any Material Investment or any Material Acquisition), other than, in each case, Indebtedness Incurred under a revolving credit facility, Adjusted EBITDA will be calculated for such Reference Period as if such transaction had occurred on the first day of such Reference Period;

(2)
made any Material Disposition, the Adjusted EBITDA for such Reference Period shall be reduced by an amount equal to the Adjusted EBITDA (if positive) directly attributable to the assets which are the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Adjusted EBITDA (if negative) directly attributable thereto for such Reference Period;

(3)
made any Material Investment or any Material Acquisition, Adjusted EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Material Investment or Material Acquisition, as applicable, had occurred on the first day of such Reference Period; and

(4)
designated any Restricted Subsidiary as an Unrestricted Subsidiary or designated any Unrestricted Subsidiary to be a Restricted Subsidiary, Adjusted EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such designation had occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction described above, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered to the Trustee pursuant to the covenant described under “Certain Covenants—Reports”, all in accordance with Article 11 of Regulation S-X under the Securities Act. If the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness.
“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:

(1)	any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(A)
subject to the limitations contained in clauses (3) through (7) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, for the purposes of the calculation of the amount under paragraph (a)(2) of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(B)
the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income only to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)
for the purposes of the calculation of the amount under paragraph (a)(2) of the covenant described under “Certain Covenants––Limitation on Restricted Payments” only, any net income of any Restricted Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which approval has not been obtained or which approval cannot be obtained within 90 of days of a request for such approval (as reasonably determined in good faith by the Company)) or by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except that:

(A)
subject to the limitations contained in clauses (3) through (7) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included (to the extent not already included therein) up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, for the purposes of the calculation of the amount under paragraph (a)(2) of the covenant described under “Certain Covenants––Limitation on Restricted Payments” only, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included (to the extent not already included therein) in determining such Consolidated Net Income;

(3)	extraordinary, unusual or nonrecurring gains or losses and any impairment, writedown or writeoff of goodwill or any other property or assets;

(4)	the cumulative effect of a change in accounting principles;

(5)
any net gain (or loss) attributable to the early retirement or conversion of Indebtedness or early termination of Hedging Obligations or any unrealized gains and losses attributable to the application of “mark-to-market” accounting in respect of Hedging Obligations, the contingent interest derivative on the Subordinated Convertible Debentures or any Subordinated Convertible Debentures Refinancing Indebtedness or any Permitted Convertible Debt Call Transaction;

(6)	any non-cash compensation expense; and

(7)
the net income or loss of any consolidated Restricted Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the non-controlling interest in such consolidated Restricted Subsidiary, in each case, for such period.
Notwithstanding the foregoing, for the purposes of the calculation of the amount under paragraph (a)(2) of the covenant described under “Certain Covenants––Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(2)(D) thereof.

 “Consolidated Net Tangible Assets” means, with respect to any Person, the total of all assets appearing on the most recently available consolidated balance sheet of such Person, less the sum of the following amounts appearing on such consolidated balance sheet:

•	amounts, if any, at which goodwill, trademarks, trade names, copyrights, patents and other similar intangible assets, and debt issuance costs, shall appear as assets;

•	all amounts at which investments in Persons which are not being consolidated shall appear on such consolidated balance sheet as assets;

•
the amount of all liabilities appearing on such consolidated balance sheet as current liabilities (other than deferred revenues, deferred taxes, the currently maturing portion of long-term debt or Convertible Debt appearing as current liabilities as a result of conversion rights); and

•	any minority interest appearing on such consolidated balance sheet, all as determined on a consolidated basis in accordance with GAAP.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
“Convertible Debt” means debt securities issued by the Company that are convertible into common stock of the Company.
“Cooperative Agreement” means that certain Cooperative Agreement No. NCR-92-18742 between VeriSign, Inc. (as successor to Network Solutions, Incorporated) and the United States Department of Commerce (as successor to the National Science Foundation), entered into as of January 1, 1993 (as amended from time to time).
“Credit Facilities” means one or more debt facilities (including the Unsecured Credit Agreement), commercial paper facilities or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the Holder) or upon the happening of any event:

(1)	matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the Holder for Indebtedness or Disqualified Stock; or

(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;
in each case on or prior to the day that is 91 days after the Stated Maturity of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable prior to such date will be deemed to be Disqualified Stock; provided further, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset disposition” or a “change of control” (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that such

Person may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provisions prior to compliance by such Person with the provisions of the Indenture described under the caption “—Change of Control Triggering Event” and such repurchase or redemption complies with the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exempted Debt” means, without duplication, (A) all Indebtedness of the Company and its Restricted Subsidiaries which is secured by a Lien incurred and outstanding under clause (a)(15) of “Certain Covenants—Limitation on Liens,” (B) all Attributable Debt in respect of Sale/Leaseback Transactions Incurred and outstanding under clause (a)(3) of “Certain Covenants—Limitation on Sale/Leaseback Transactions” and (C) all Indebtedness of Restricted Subsidiaries of the Company that are not Subsidiary Guarantors Incurred and outstanding under clause (b)(9) of “Certain Covenants—Future Subsidiary Guarantors.”
“Fair Market Value” means the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as reasonably determined in good faith by a responsible accounting or financial officer of the Company with respect to valuations not in excess of $75.0 million or reasonably determined in good faith by the Board of Directors of the Company with respect to valuations equal to or in excess of $75.0 million, which determination will be conclusive (unless otherwise provided in the Indenture).
“Foreign Subsidiary” means a Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants (or any successor thereto), the statements and pronouncements of the Financial Accounting Standards Board (or any successor thereto) or the statements and pronouncements of the Securities Exchange Commission, in each case applicable to companies subject to reporting under Section 13 or 15(d) of the Exchange Act. Unless otherwise specified, all ratios and computations, contained in the Indenture will be computed in conformity with GAAP, except that the Company may elect to treat for any determination under the Indenture as an operating lease any arrangement, whether entered into on or after the Issue Date, that would have constituted an operating lease under GAAP in effect on the Issue Date notwithstanding any change in its treatment under GAAP after the Issue Date. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards as issued by the International Accounting Standards Board or any successor thereto applicable to companies subject to reporting under Section 13 or 15(d) of the Exchange Act (“IFRS”) in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
“Guarantee Agreement” means a supplemental indenture to the Indenture, in the form set forth in the Indenture, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Notes on the terms provided for in the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.
“Holder” means the Person in whose name a Note is registered on the Registrar’s books.
“IFRS” has the meaning given to it under the definition of “GAAP.”
“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)
the principal in respect of indebtedness of such Person for money borrowed, including any indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations and Synthetic Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3)
all obligations of such Person in respect of the deferred purchase price of property (excluding (i) accounts payable or other liabilities to trade creditors arising in the ordinary course of business and (ii) any purchase price adjustment or earnout incurred in connection with an Acquisition to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter);

(4)
all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the twentieth Business Day following payment on the letter of credit);

(5)
the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(6)	all Guarantees by such Person of obligations of the type referred to in clauses (1) through (5);

(7)
all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured;

(8)
to the extent not otherwise included in this definition, the net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(9)
to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of securitization transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase relating to a securitization transaction or series of securitization transactions.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.
The amount of any Preferred Stock that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Preferred Stock is to be determined pursuant to the Indenture; provided, however, that if such Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be calculated as of the first date thereafter on which such Preferred Stock could be required to be so redeemed, repaid or repurchased. If any Preferred Stock does not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Stock will be its maximum liquidation value.
“Intellectual Property” means the Registry Agreements, the Cooperative Agreement, all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Company or any Subsidiary of the Company, including inventions, designs, patents, copyrights, trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other similar data or information, software and databases and all embodiments or fixations thereof and related documentation, all additions, improvements and accessions to any of the foregoing and all registrations for any of the foregoing.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.
“Investment” by any Person means any advance, loan (other than advances made in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantees of Indebtedness) by such Person to another Person, or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) another Person, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by another Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.
For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Certain Covenants––Limitation on Restricted Payments”:

(1)
“Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to the Company’s “Investment” in such Subsidiary at the time of such redesignation less the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent), the case of Moody’s, BBB- (or the equivalent), in the case of S&P, or an equivalent rating, in the case of any other applicable Rating Agency.
“Issue Date” means the first date of issuance of the original notes under the Indenture.
“Lien” any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien. A

Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.
“Material Acquisition” means any acquisition or series of related acquisitions by the Company or any Restricted Subsidiary of: (a) Capital Stock of any Person if, after giving effect thereto, such Person becomes a Subsidiary or is merged with or consolidated into the Company or a Subsidiary, (b) assets comprising all or substantially all the assets of any Person or (c) assets comprising all or substantially all the assets constituting a business unit, division, product line or line of business of any Person; provided that, in the case of clauses (a) and (b), such Subsidiary (or Person merged with or consolidated into the Company or a Subsidiary) or the assets so acquired (if such assets constituted a new Subsidiary) would be a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, and in the case of clause (c), if such business unit, division, product line or line of business constituted a new Subsidiary, it would be a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act.
“Material Disposition” means any sale, issuance, transfer or other disposition, or series of related sales, issuances, transfers or other dispositions, by the Company or any Restricted Subsidiary of (a) Capital Stock of any Person (including by way of merger with or consolidation into another Person) such that it ceases to be a Subsidiary of the Company, (b) assets comprising all or substantially all the assets of any Person or (c) assets comprising all or substantially all the assets constituting a business unit, division, product line or line of business of any Person; provided that, in the case of clauses (a) and (b), such Person was a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, and in the in case of clause (c), if such business unit, division, product line or line of business constituted a Subsidiary, it would be a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act.
“Material Indebtedness” means, without duplication, any Indebtedness in an aggregate principal amount equal to or greater than $75.0 million.
“Material Investment” means any Investment by the Company or any Restricted Subsidiary (other than an Investment in the Company or a Restricted Subsidiary, any Temporary Cash Investment or any Hedging Obligation) in one or a series of related transactions in excess of $100.0 million.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.
“Offering Memorandum” means the offering memorandum dated April 11, 2013 related to the offer and sale of the original notes.
“Officer” means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any Assistant Secretaries of the Company. Officer of any Subsidiary has a correlative meaning.
“Officers’ Certificate” means a certificate signed by two Officers, at least one of whom must be the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Treasurer or the Secretary.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (who may be an employee of or counsel to the Company or the Trustee), subject to customary assumptions and qualifications.
“Permitted Bond Hedge Transaction” means any net-settled call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock underlying Convertible Debt purchased by the Company in connection, and concurrently, with the bona fide issuance of such Convertible Debt (other than to the Company or any of its Affiliates) to hedge the Company’s obligations to deliver common stock (and/or pay cash) under such Convertible Debt;

provided that the terms of such call or capped call option (or substantively equivalent derivative transaction) are customary for “call spread” transactions entered into in connection with the issuance of convertible or exchangeable debt securities.
“Permitted Convertible Debt Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.
“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)
another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

(3)	cash and Temporary Cash Investments;

(4)
receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)
payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to directors and employees of the Company or any Subsidiary made in the ordinary course of business;

(7)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8)
any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(9)
any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(10)	any Person to the extent such Investments consist of Hedging Obligations or Guarantees of Indebtedness;

(11)
any Person to the extent such Investment exists on the Issue Date, or is required pursuant to any agreement or obligation of the Company or any Restricted Subsidiary in effect on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(12)
any Person to the extent of the payment for such Investment that consists of an issuance of Capital Stock (other than Disqualified Stock) of the Company; provided, however, that such issuance of Capital Stock shall not increase the amount available for Restricted Payments under clause (a)(2) under the covenant described under “—Certain Covenants––Limitation on Restricted Payments”;

(13)	any Person to the extent such Investment consists of the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;

(14)	any Person to the extent such Investment consists of guarantees of performance obligations under service contracts entered into in the ordinary course of business;

(15)	any Person to the extent such Investments consist of extensions of trade credit in the ordinary course of business;

(16)
any Person to the extent such Investments consist of Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date in accordance with the covenant described under “—Certain Covenants––Consolidation, Merger and Sale of Assets,” in each case, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(17)
any Person to the extent such Investments consist of cash earnest money deposits required to be made by the Company or any Restricted Subsidiary in connection with a purchase agreement, letter of intent or other acquisitions permitted under the Indenture;

(18)
joint ventures or Unrestricted Subsidiaries to the extent such Investments, when taken together with all other Investments made pursuant to this clause (18) (including the Fair Market Value of any assets transferred thereto), do not exceed the greater of (a) $150.0 million and (b) 8.5% of the Company’s Consolidated Net Tangible Assets, measured at the time of any Investment under this clause (18) and net of any reductions in Investments made under this clause;

(19)
any Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (19) and outstanding on the date such Investment is made, do not exceed the greater of (a) $150.0 million and (b) 8.5% of the Company’s Consolidated Net Tangible Assets, measured at the time of any Investment under this clause (19) and net of any reductions in Investments made under this clause; and

(20)
any Investments constituting consideration received in respect of: (a) any Asset Disposition so long as the Fair Market Value of such Investment does not exceed in the aggregate 25% of the Fair Market Value of the assets or other property disposed of in such Asset Disposition, (b) any disposition of assets or property in a single or series of related transactions with an aggregate Fair Market Value not in excess of $15.0 million or (c) any disposition of Capital Stock of a Person that is not a Restricted Subsidiary of the Company.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
“Principal Facility” means any primary secure data center or resolution site, office space or other facility owned or leased as of the Issue Date or acquired or leased by the Company or any Subsidiary of the Company after such date, other than any facility the Fair Market Value of which as determined in good faith by a responsible accounting or financial officer of the Company does not exceed 1.0% of Consolidated Net Tangible Assets of the Company.
“Principal Property” means, as the context may require, any real or immovable property forming part of or constituting any or all of any Principal Facility.

“Pro Forma Basis” means, for the determination of Adjusted EBITDA for any Reference Period, after giving effect to the pro forma adjustments applicable to such Reference Period described under the definition of “Consolidated Leverage Ratio,” whether or not the Consolidated Leverage Ratio is required to be calculated in connection with such determination.
“Purchase Money Obligation” means Indebtedness (including Capital Lease Obligations and Synthetic Lease Obligations) (1) consisting of the deferred purchase price of property or assets, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness or (2) Incurred to finance the acquisition, construction or improvement of any property or assets; provided, however, that (x) such Indebtedness is Incurred within 360 days after such acquisition, construction or improvement of such assets and (y) the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such property or assets, including fees and expenses incurred in connection with the Incurrence of such Indebtedness.
“Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan).
“Qualified Equity Offering” means any public or private issuance and sale of the Company’s common stock by the Company. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:

(1)	any issuance and sale with respect to common stock registered on Form S-4 or Form S-8; or

(2)	any issuance and sale to any Subsidiary of the Company.
“Quotation Agent” means the Reference Treasury Dealer selected by the Company and identified to the Trustee by written notice from the Company.
“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating publicly available on the Notes, or, in the case of the definition of “Temporary Cash Investments,” the relevant security, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (with prior notice to the Trustee) which shall be substituted for Moody’s or S&P or both, as the case may be.
“Reference Period” means, for any date of determination, the most recent four consecutive fiscal quarters for which financial statements of the Company are available.
“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors and assigns and one other nationally recognized investment banking firm selected by the Company and identified to the Trustee by written notice from the Company that is a primary U.S. Government securities dealer.
“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 11:59 p.m., New York City time, on the third Business Day immediately preceding such redemption date.
“Registry Agreements” means those certain Registry Agreements between VeriSign, Inc. and the Internet Corporation for Assigned Names and Numbers, entered into as of June 27, 2011 and November 29, 2012, respectively.
“Restricted Payment” with respect to any Person means:

(1)
the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)
the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3)
the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary, (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement or (C) any portion thereof purchased, repurchased, redeemed defeased or otherwise acquired or retired for value in exchange for Capital Stock of the Company that is not Disqualified Stock); or

(4)	the making of any Investment by the Company or any Restricted Subsidiary (other than a Permitted Investment) in any Person.
The amount of any Restricted Payment if made otherwise than in cash will be Fair Market Value of the assets subject thereto.
“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
“Sale/Leaseback Transaction” has the meaning given to it under “—Certain Covenants—Limitation on Sale/Leaseback Transactions.”
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“SEC” means the Securities and Exchange Commission.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act and, for purposes of determining whether an Event of Default has occurred, any group of Subsidiary Guarantors that combined would be such a Significant Subsidiary.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).
“Subordinated Convertible Debentures” means the Company’s 3.25% Convertible Debentures due August 15, 2037, issued under the Subordinated Convertible Debentures Indenture, and the Indebtedness represented thereby.
“Subordinated Convertible Debentures Indenture” means the Indenture dated as of August 20, 2007, between the Company and U.S. Bank National Association, as trustee.
“Subordinated Convertible Debentures Refinancing Indebtedness” means any Indebtedness of the Company that refinances, in whole or in part, the Subordinated Convertible Debentures or any subsequent Subordinated Convertible Debentures Refinancing Indebtedness; provided that:

(a)
the principal amount of such Indebtedness does not exceed the principal amount of the Subordinated Convertible Debentures or subsequent Subordinated Convertible Debentures Refinancing Indebtedness so being refinanced except by an amount no greater than accrued and unpaid interest with respect to such Subordinated Convertible Debentures or subsequent Subordinated Convertible Debentures Refinancing Indebtedness and any reasonable fees, premium (including tender premiums) and expenses relating to such refinancing;

(b)
the Stated Maturity of such Indebtedness will not be earlier than the date 180 days after the Stated Maturity of the Notes and shall not be subject to any conditions that could result in Stated Maturity occurring on a date that precedes the Stated Maturity of the Notes (it being understood that equity conversion rights or acceleration or mandatory repayment, prepayment, redemption or repurchase of such Indebtedness upon the occurrence of an event of default, a change in control or other fundamental change, an event of loss or an asset disposition shall not be deemed to constitute a change in the Stated Maturity thereof);

(c)
such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of the Subordinated Convertible Debentures, and excluding any conversion rights) prior to the date 180 days after the Stated Maturity of the Notes;

(e)
such Indebtedness is not Guaranteed by any Subsidiary of the Company that does not Guarantee the Notes on a basis senior to the Guarantee of such Indebtedness and is not secured by Liens on any assets of the Company or any Subsidiary of the Company except to the extent that the Notes are secured by Liens on such assets on a senior basis to the Liens securing such Indebtedness; and

(f)
such Indebtedness is subordinated to the Notes on terms not materially less favorable taken as a whole to the Holders than the subordination terms set forth in the Subordinated Convertible Debentures and the Subordinated Convertible Debentures Indenture.

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity: (a) the accounts of which are required to be consolidated with those of such Person in accordance with GAAP or (b) of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.
“Subsidiary Guarantor” means each Subsidiary of the Company that guarantees the Notes pursuant to the terms of the Indenture until such time as its Subsidiary Guarantee is released in accordance with the terms of the Indenture.
“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.
“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.
“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Temporary Cash Investments” means any of the following:

(1)	any investment in U.S. Government Obligations;

(2)
investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $200.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “AA-” (or such similar equivalent rating) or higher by at least one Rating Agency or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)
investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5)
investments in securities with maturities of three years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated not less than “A3” by Moody’s or “A-” by S&P;

(6)	investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above;

(7)
in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing clauses (1) through (6) above, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes; and

(8)	investments in corporate debt with a final scheduled maturity of three years or less from the date of acquisition and rated not less than “A3” by Moody’s or “A-” by S&P.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to May 1, 2018, provided, however, that if the average life to May 1, 2018, of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to May 1, 2018, of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.
“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended.
“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if (A) such Subsidiary shall, as at the end of the then most recently completed fiscal quarter of the Company, have Consolidated Net Tangible Assets representing less than 5% of the Company’s Consolidated Net Tangible Assets (including such Subsidiary) as of the end of the most recently ended fiscal quarter for which financial statements are available at the time of such designation; and (B) immediately after such Subsidiary becomes an Unrestricted Subsidiary, no Default or Event of Default shall exist.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that no Default shall have occurred and be continuing.
Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“Unsecured Credit Agreement” means the Credit Agreement, dated as of November 22, 2011, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent, as amended, modified or restated from time to time (including, without limitation, to change the amount thereof or to add or change agents, lenders, borrowers or guarantors or to add collateral).
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

BOOK-ENTRY SETTLEMENT AND CLEARANCE
General
The exchange notes will be issued in fully registered global form. The exchange notes initially will be represented by one or more global certificates without interest coupons (the “global notes”). The global notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee for credit to the accounts of direct or indirect participants in DTC, as described below under “—Depositary Procedures.”
The global notes will be deposited on behalf of the acquirers of the exchange notes for credit to the respective accounts of the acquirers or to such other accounts as they may direct. Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for the exchange notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”
Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
Depositary Procedures
The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.
DTC has advised us that it is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the U.S. Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participating organizations (collectively, the “participants”) and facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.
DTC has also advised us that, pursuant to procedures established by DTC, ownership of interests in the global notes will be shown on, and the transfer of ownership of such interest will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).
Investors in the global notes may hold their interests therein directly through DTC if they are participants in such system or indirectly through organizations that are participants or indirect participants in such system. All interests in the global notes will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have exchange notes registered in their names, will not receive physical delivery of the exchange notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.
Payments in respect of the principal of and premium, if any, and interest on the global notes registered in the name of DTC or its nominee will be payable by the trustee (or the paying agent if other than the trustee) to DTC in its capacity as the registered holder under the Indenture. We and the trustee will treat the persons in whose names the exchange notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the trustee or any agent of ours or the trustee has or will have any responsibility or liability for:

•
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the exchange notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Interests in the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.
DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such participant or participants has or have given such direction.
Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Exchange of Book-Entry Notes for Certificated Notes
If (i) DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, (ii) DTC has ceased to be a clearing agency registered under the Exchange Act, (iii) we, at our option, notify the trustee in writing that we elect to cause the issuance of the notes in the form of certificated notes, or (iv) an event of default has occurred and is continuing, upon request by the holders of the notes, we will issue notes in certificated form in exchange for global securities. The Indenture permits us to determine at any time and in our sole discretion that notes shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global security at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
To ensure compliance with Treasury Department Circular 230, prospective investors are hereby notified that: (a) any discussion of U.S. federal tax issues contained or referred to in this prospectus is not intended or written to be used, and cannot be used, by prospective investors for the purpose of avoiding penalties that may be imposed on them under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (b) such discussion is written for use in connection with the promotion or marketing of the transactions or matters addressed herein, and (c) prospective investors should seek advice based on their particular circumstances from an independent tax advisor.
This section summarizes certain U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of notes, but does not purport to be a complete analysis of all potential tax consequences and considerations. This section is based on U.S. federal income tax law as currently in effect, changes to which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect. This summary deals only with notes that are held as capital assets by Non-U.S. Holders pursuant to this offer to exchange. A “Non-U.S. Holder” is a beneficial owner of notes that is an individual, corporation, estate or trust other than: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; and (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) such trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.
This summary does not describe all of the U.S. federal income tax consequences that may be relevant to the purchase, ownership and disposition of notes by a prospective Non-U.S. Holder in light of that investor’s particular circumstances, including the consequences of notes held by a “controlled foreign corporation,” a “passive foreign investment company,” a person that owns (actually or constructively, within the meaning of specified Code provisions) 10% or more of the total combined voting power of all classes of our voting stock, a U.S. expatriate, a former long-term resident of the United States, or an entity treated as a partnership for U.S. federal income tax purposes. In addition, this summary does not address other U.S. federal taxes (such as gift or estate taxes or alternative minimum taxes) or state, local or foreign taxes. Please consult your own tax advisor as to the particular tax consequences to you of purchasing, holding and disposing of notes in your particular circumstances under U.S. federal income tax law and the laws of any other taxing jurisdiction.
Exchange Pursuant to the Offer to Exchange

The exchange of original notes for exchange notes in this offer to exchange will not be a taxable event for U.S. federal income tax purposes.
U.S. Federal Withholding Tax

U.S. federal withholding tax will not apply to any payment of principal or interest on the notes, provided that in the case of interest, you provide your name, address and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person.
U.S. Federal Income Tax

You will not be subject to U.S. federal income tax on interest received on the notes (including interest received on redemption or retirement) unless you are engaged in a trade or business in the United States (and, if a tax treaty applies, you maintain a permanent establishment within the United States) and such interest is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment), in which case such interest will be subject to U.S. federal income tax on a net income basis in generally the same manner as if you were a United States person. In addition, in certain circumstances, if you are a foreign corporation, you may be subject to an additional 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax. A Non-U.S. Holder that is subject to U.S. federal income tax on interest received on the notes should provide a properly completed and executed IRS Form W-8ECI (or successor form), instead of Form W-8BEN, to avoid withholding tax on the interest.

Any gain or income, other than interest which is taxable as set forth above, realized on the disposition of a note (including a redemption or retirement) will generally not be subject to U.S. federal income tax unless:

•
such gain or income is effectively connected with your conduct of a trade or business in the United States (and, if a tax treaty applies, is also attributable to a U.S. permanent establishment maintained by you); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.
A Non-U.S. Holder described in the first bullet point above will generally be subject to U.S. federal income tax on that gain on a net income basis in the manner described above with respect to effectively connected interest income. In addition, if a Non-U.S. Holder is a foreign corporation, such effectively connected income may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified under an applicable income tax treaty. If a Non-U.S. Holder is described in the second bullet point above, any gain realized from the taxable disposition of the notes will generally be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain U.S. source capital losses.
Backup Withholding and Information Reporting

Payments of interest on the notes, and the gross proceeds from the sale or other disposition of notes, may be subject to information reporting and backup withholding, unless paid to an exempt recipient. The certification procedures required to claim the exemption from withholding tax on interest (described above) generally will satisfy the certification requirements necessary to avoid backup withholding. Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules may be refunded or credited against your U.S. federal income tax liability, if any, provided you timely furnish the required information to the IRS.

PLAN OF DISTRIBUTION
Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe exchange notes issued under the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of original notes that is an affiliate of ours or that intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer that purchased any of the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its original notes in the exchange offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.
Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than brokerage commissions and transfer taxes, if any. We have also agreed to indemnify the holders of the original notes and the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. Notwithstanding the foregoing, we may suspend the use of this prospectus by broker-dealers under specified circumstances.
We will not receive any proceeds from the issuance of exchange notes in the exchange offer.

LEGAL MATTERS
The validity of the exchange notes offered hereby will be passed upon by Cleary Gottlieb Steen & Hamilton LLP.
EXPERTS
The consolidated financial statements of VeriSign, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Offer to Exchange
$750,000,000 aggregate principal amount of 4.625% Senior Notes due May 1, 2023
(CUSIP Nos. 92343E AE2 and U9221B AA4)
for
$750,000,000 aggregate principal amount of 4.625% Senior Notes due May 1, 2023
(CUSIP No. 92343E AF9)
that have been registered under the Securities Act of 1933, as amended

The exchange offer will expire at 11:59 p.m.,
New York City time, on _________, 2013, unless extended with respect to either or both series.

PROSPECTUS
, 2013

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Article Eight of our Certificate of Incorporation gives us the authority to indemnify, to the extent permitted by applicable law, any agent and any other person to whom Delaware law permits us to indemnify. Article V, Section 2 of our Bylaws provides that we will indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, to the fullest extent authorized by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.
Notwithstanding the preceding sentence, except for proceedings to enforce rights set forth in Article V, Section 2 of our Bylaws, we will be required under our Bylaws to indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors; provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise and indemnification therefore shall be appropriated in accordance with Article V, Section 2(a) of our Bylaws.
Expenses (including attorneys’ fees) incurred by a current officer or director of the Company in defending any proceeding for which such officer or director may be entitled to indemnification under the our Bylaws shall be paid or reimbursed in advance of the final disposition of such matter upon receipt of an undertaking by such director or officer to repay such amount unless it is determined that such person is entitled to be indemnified by the Company.
Under Delaware law, directors of the Company will remain liable for the following:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	the payment of dividends, stock repurchases or redemptions that are unlawful under Delaware law; and

•	any transaction in which the director receives an improper personal benefit.
We have entered into indemnification agreements with our directors and certain officers. Under certain circumstances, the indemnification agreements provide these directors and officers with indemnification against liability arising out of third party actions and derivative actions based on the fact that these directors and officers are or were agents of the Company or based on actions or omissions by these directors and officers while acting as an agent of the Company, in good faith and in a manner reasonably believed to be in the best interests of the Company. The form of indemnity agreement between VeriSign, Inc. and its directors and executive officers is filed as Exhibit 10.01 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.
As required by the indemnification agreements described above, we have purchased directors’ and officers’ insurance which is intended to cover our directors and officers against losses arising from certain kinds of claims which might be made against them based on their acts, errors or omissions while acting in their capacity as such.
Item 21. Exhibits and Financial Statement Schedules.
The exhibits to this registration statement are listed in the “Exhibit Index” following the signature pages hereto and are incorporated by reference herein.

Item 22. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(c)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(d)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(h)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(i)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia on the 20th day of August, 2013.

VERISIGN, INC.
By:	/S/ GEORGE E. KILGUSS, III
GEORGE E. KILGUSS, III
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George E. Kilguss, III and Richard H. Goshorn, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 20th day of August, 2013.

Signature	Title

/S/ D. JAMES BIDZOS	President, Chief Executive Officer, Executive Chairman and Director
D. JAMES BIDZOS

/S/ GEORGE E. KILGUSS, III	Chief Financial Officer (Principal Accounting Officer)
GEORGE E. KILGUSS, III

Director
WILLIAM L. CHENEVICH

/S/ KATHLEEN A. COTE	Director
KATHLEEN A. COTE

/S/ ROGER H. MOORE	Director
ROGER H. MOORE

/S/ JOHN D. ROACH	Director
JOHN D. ROACH

/S/ LOUIS A. SIMPSON	Director
LOUIS A. SIMPSON

/S/ TIMOTHY TOMLINSON	Director
TIMOTHY TOMLINSON

EXHIBIT INDEX

Exhibit Number	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.01 to the Registrant’s Registration Statement on Form S-1 filed on November 5, 2007).
3.2	Sixth Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.01 to Registrant’s Current Report on Form 8-K dated July 25, 2012).
4.1
Indenture (including form of notes), dated as of April 16, 2013, between VeriSign, Inc., each of the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated April 16, 2013).

4.2	Form of notes (included in Exhibit 4.1).
5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
10.1
Registration Rights Agreement, dated April 16, 2013, by and among VeriSign, Inc., VeriSign Information Services, Inc. and J.P. Morgan Securities LLC, for itself and on behalf of the initial purchasers (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated April 16, 2013).

12.1*	Computation in support of ratios of earnings to fixed charges with respect to the years ended December 31, 2008 through 2012 and for the six months ended June 30, 2013.
21.1*	Subsidiaries of the Registrant.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page hereof).
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Indenture.
99.1*	Form of Letter of Transmittal.
_________________
* Filed herewith.